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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DineEquity, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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450 North Brand Boulevard
Glendale, California 91203
(866) 995-DINE

April 17, 2014

Dear Fellow Stockholders:

We are pleased to invite you to attend the 2014 Annual Meeting of Stockholders of DineEquity, Inc., which will be held on Wednesday, May 28, 2014, at 11:00 a.m., Local Time, at our offices located at 8140 Ward Parkway, Kansas City, Missouri 64114. At this year's Annual Meeting, you will be asked to: elect three Class II directors; ratify the appointment of Ernst & Young LLP as our independent auditor; and approve, on an advisory basis, the compensation of our named executive officers.

Whether or not you plan to attend the Annual Meeting in person, we hope you will vote as soon as possible. Voting your proxy will ensure your representation at the Annual Meeting. You can vote your shares over the Internet, by telephone or by using a traditional proxy card. Instructions on each of these voting methods are outlined in the enclosed proxy statement.

We urge you to review carefully the proxy materials and to vote: FOR the election of each of the Class II directors; FOR the ratification of the appointment of Ernst & Young LLP as our independent auditor; and FOR the approval, on an advisory basis, of the compensation of our named executive officers.

Thank you for your continued support of and interest in DineEquity, Inc. We look forward to seeing you on May 28th.

Sincerely yours,

Julia A. Stewart
Chairman and Chief Executive Officer

450 North Brand Boulevard
Glendale, California 91203
(866) 995-DINE

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 28, 2014

April 17, 2014

To the Stockholders of DineEquity, Inc.:

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders (the "Annual Meeting") of DineEquity, Inc., a Delaware corporation (the "Corporation"), will be held at the Corporation's offices located at 8140 Ward Parkway, Kansas City, Missouri 64114, on Wednesday, May 28, 2014, at 11:00 a.m., Local Time, for the following purposes as more fully described in the accompanying proxy statement:

  (1)
  To elect three Class II directors;

  (2)
  To ratify the appointment of Ernst & Young LLP as the Corporation's independent auditor for the fiscal year ending December 31, 2014;

  (3)
  To approve, on an advisory basis, the compensation of the Corporation's named executive officers; and

  (4)
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 4, 2014, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors,

Bryan R. Adel
Senior Vice President, Legal, General Counsel and Secretary

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Stockholders
to be Held on May 28, 2014

The proxy statement and 2013 annual report to stockholders and the means to vote by Internet are available at www.envisionreports.com/DIN.

Your Vote is Important

Please vote as promptly as possible by using the Internet or telephone or by signing, dating and returning the proxy card mailed to those who receive paper copies of this proxy statement. All stockholders are cordially invited to attend the Annual Meeting in person. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

450 North Brand Boulevard
Glendale, California 91203
(866) 995-DINE

PROXY STATEMENT
FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS

Q:    Why am I receiving these materials?

A:
The Corporation has made these materials available to you on the Internet and by mail, in connection with the Corporation's solicitation of proxies for use at the Annual Meeting to be held on Wednesday, May 28, 2014, at 11:00 a.m., Local Time, and at any adjournment or postponement thereof. These materials were first sent or given to stockholders on April 17, 2014. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. The Annual Meeting will be held at the Corporation's offices located at 8140 Ward Parkway, Kansas City, Missouri, 64114.

Q:    What is included in these materials?

A:    These materials include:

•
This proxy statement for the Annual Meeting; and

•
The Corporation's 2013 annual report to stockholders, which contains the annual report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the Securities and Exchange Commission ("SEC") on February 26, 2014.

Q:    What items will be voted on at the Annual Meeting?

A:    The DineEquity, Inc. Board of Directors is requesting that stockholders vote on the following three proposals at the Annual Meeting:

Proposal One:    The election of three Class II directors.

Proposal Two:    The ratification of the appointment of Ernst & Young LLP as the Corporation's independent auditor for the fiscal year ending December 31, 2014.

Proposal Three:    The approval, on an advisory basis, of the compensation of the Corporation's named executive officers.

Q:    What are the voting recommendations of the Board of Directors?

A:    The Board of Directors recommends that you vote your shares:

•
"FOR" all three individuals nominated to serve as Class II directors;

•
"FOR" the ratification of the Audit and Finance Committee's appointment of Ernst & Young LLP as the Corporation's independent auditor for the fiscal year ending December 31, 2014; and

•
"FOR" the approval, on an advisory basis, of the compensation of the Corporation's named executive officers.

Q:    Who is entitled to vote?

A:    Only stockholders of record at the close of business on April 4, 2014 (the "Record Date") will be entitled to receive notice of, and to vote at, the Annual Meeting. As of the Record Date, there were outstanding 19,157,524 shares of common stock, par value $.01 per share (the "Common Stock"). The holders of Common Stock are entitled to one vote per share. Stockholders of record of the Common Stock may vote their shares either in person or by proxy.

Q:    What constitutes a "quorum"?

A:    A quorum is necessary to hold a valid meeting of stockholders. A quorum exists if the holders of a majority of the capital stock issued and outstanding and entitled to vote at the Annual Meeting are present in person or represented by proxy.

Q:    How do I cast my vote?

A:    There are four ways to vote:

•
By Internet.  To vote by Internet, go to www.envisionreports.com/DIN. Internet voting is available 24 hours a day, although your vote by Internet must be received by 11:59 p.m. Eastern Time, May 27, 2014. You will need the control number found either on the Notice of Internet Availability of Proxy Materials or on the proxy card if you are receiving a printed copy of these materials. If you vote by Internet, do not return your proxy card or voting instruction card. If you hold your shares in "street name," please refer to the Notice of Internet Availability of Proxy Materials or voting instruction card provided to you by your broker, bank or other holder of record for Internet voting instructions.

•
By Telephone.  To vote by telephone, registered stockholders should dial 800-652-VOTE (8683) and follow the instructions. Telephone voting is available 24 hours a day, although your vote by phone must be received by 11:59 p.m. Eastern Time, May 27, 2014. You will need the control number found either on the Notice of Internet Availability of Proxy Materials or on the proxy card if you are receiving a printed copy of these materials. If you vote by telephone, do not return your proxy card or voting instruction card. If you hold your shares in "street name," please refer to the Notice of Internet Availability of Proxy Materials or voting instruction card provided to you by your broker, bank or other holder of record for telephone voting instructions.

•
By Mail.  By signing the proxy card and returning it in the prepaid and addressed envelope enclosed with proxy materials delivered by mail, you are authorizing the individuals named on the proxy card to vote your shares at the Annual Meeting in the manner you indicate. Stockholders are encouraged to sign and return the proxy card even if you plan to attend the Annual Meeting so that your shares will be voted if you are unable to attend the Annual Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

•
In Person.  If you attend the Annual Meeting and plan to vote in person, you will be provided with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares. Whether you are a stockholder of record or a beneficial owner, you must bring valid, government-issued photo identification to gain admission to the Annual Meeting. For directions to the Annual Meeting, please visit the Investors section of the Corporation's website at http://www.dineequity.com.

Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting by the persons named on the proxy card in accordance with your instructions. To ensure that your proxy is voted, it should be received by the close of business on May 26, 2014.

Q:    What happens if I do not give specific voting instructions?

A:    If you do not give specific voting instructions, the following will apply:

Stockholders of Record.    If you are a stockholder of record and do not give specific voting instructions for each proposal when voting by signing and returning a proxy card, then the proxy holders will vote your shares as follows:

•
"FOR" all three individuals nominated to serve as Class II directors;

•
"FOR" the ratification of the Audit and Finance Committee's appointment of Ernst & Young LLP as the Corporation's independent auditor for the fiscal year ending December 31, 2014; and

•
"FOR" the approval of the compensation of the Corporation's named executive officers.

Beneficial Owners of Shares Held in Street Name.    If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange (the "NYSE"), the organization that holds your shares may generally vote on routine matters (such as Proposal Two—ratification of the appointment of the Corporation's independent auditor) but cannot vote on non-routine matters (such as Proposal One—the election of the Corporation's Class II directors and Proposal Three—the approval, on an advisory basis, of the compensation of the Corporation's named executive officers). If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the tabulator of votes that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." Accordingly, stockholders are urged to give your broker or bank instructions on voting your shares on all non-routine matters.

Q:    How will my stock be voted on other business brought up at the Annual Meeting?

A:    By signing and submitting your proxy card or voting your shares on the Internet or by telephone, you authorize the persons named on the proxy card to use their discretion in voting on any other matter brought before the Annual Meeting. The Corporation does not know of any other business to be considered at the Annual Meeting.

Q:    Can I change my vote or revoke my proxy?

A:    Yes. If you are a stockholder of record, you can change your vote at any time before it is voted at the Annual Meeting by entering a new vote using the Internet or telephone, by submitting a later-dated proxy or by voting by ballot at the Annual Meeting. You may also revoke your proxy at any time before it is voted at the Annual Meeting by giving written notice of revocation to the Secretary of the Corporation or by revoking your proxy in person at the Annual Meeting. If you hold shares in street name, you may submit new voting instructions by contacting your broker or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a legal proxy from your broker or other nominee authorizing you to vote the shares.

Q:    What vote is necessary to pass the items of business at the Annual Meeting?

A:    Assuming a quorum is present at the Annual Meeting, the three director nominees will be elected if they receive a plurality of the votes cast. This means that the three individuals nominated for election to the Board of Directors who receive the most "FOR" votes will be elected unless other candidates properly nominated for election receive a greater number of votes. No other candidates have been nominated. Only votes "FOR" or "WITHHELD" are counted in determining whether a plurality has been cast in favor of a director nominee. If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. Abstentions and broker non-votes have no effect on the proposal relating to the election of directors.

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the proposal is required to approve Proposal Two and Proposal Three. If your shares are represented at the Annual Meeting but you abstain from voting on either of these matters, your shares will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal.

Q:    Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:    Pursuant to rules adopted by the SEC, the Corporation has elected to provide access to its proxy materials via the Internet. Accordingly, the Corporation mailed a Notice of Internet Availability of Proxy Materials (the "Notice") to its stockholders on April 17, 2014. The Notice contains instructions on how to access the Corporation's proxy materials, including this proxy statement and the Corporation's 2013 annual report to stockholders. The Notice also instructs you on how to vote over the Internet or by telephone. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials by mail or electronically by email. The Corporation encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings.

This process is designed to expedite stockholders' receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. However, if you would prefer to receive printed proxy materials on an ongoing basis, please follow the instructions included in the Notice. If you have previously elected to receive the Corporation's proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Q:    What are the costs of this proxy solicitation and who will bear them?

A:    The Corporation will bear the expense of printing, mailing and distributing these proxy materials and soliciting votes. In addition to using the mail, the Corporation's directors, officers, employees, and agents may solicit proxies by personal interview, telephone, or otherwise, although they will not be paid any additional compensation. The Corporation will request brokers and nominees who hold shares of the Corporation's Common Stock in their names to furnish proxy materials to beneficial owners of the shares. The Corporation will reimburse such brokers and nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to such beneficial owners.

Q:    Who will count the votes?

A:    Representatives of Computershare, transfer agent for the Corporation, will count the votes and will serve as the independent inspector of elections for the Annual Meeting.

Additional Information

The Corporate Governance section of the DineEquity, Inc. website provides up-to-date information about the Corporation's corporate governance policies and practices. In addition, the Investors section of the website includes links to the Corporation's filings with the SEC, news releases, and investor presentations by management. Please note that information contained on the Corporation's website does not constitute part of this proxy statement.

IMPORTANT NOTE

You should rely only on the information contained in this proxy statement to vote on the proposals at the Annual Meeting. The Corporation has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 17, 2014. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, unless indicated otherwise herein, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

CORPORATE GOVERNANCE

Current Board of Directors

There are currently 11 members of the Board of Directors who are divided into the following three classes:

Class I	Class II	Class III
Howard M. Berk	Michael S. Gordon	Richard J. Dahl
Daniel J. Brestle	Larry A. Kay	Stephen P. Joyce
Caroline W. Nahas	Douglas M. Pasquale	Patrick W. Rose
Gilbert T. Ray	Julia A. Stewart

Class I directors will serve until the annual meeting in 2016, Class II directors currently will serve until the Annual Meeting and Class III directors will serve until the annual meeting in 2015 (in each case, until their respective successors are duly elected and qualified). At the Annual Meeting, three Class II directors will be elected to serve a term of three years.

Mr. Gordon, who has served on the Board of Directors since 1987, is retiring from the Board of Directors and will not stand for re-election. As a result, the size of the Board of Directors will be reduced from 11 to 10 directors effective as of the call to order of the Annual Meeting.

The Structure of the Board of Directors and the Lead Director

The business and affairs of the Corporation are managed under the direction of the Board of Directors. It is management's responsibility to formalize, propose and implement strategic choices and the Board of Directors' role to approve strategic direction and evaluate strategic results, including both the performance of the Corporation and the performance of the Chief Executive Officer. The Board of Directors believes that the combined role of Chairman and Chief Executive Officer promotes the execution of the strategic responsibilities of the Board of Directors and management because the Chief Executive Officer is the director most familiar with the Corporation's business and industry and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.

Ms. Stewart has served as both the Chairman and Chief Executive Officer of the Corporation since May 2006. Because the Chairman is a member of management, the Board of Directors considers it useful and appropriate to designate a Lead Director to coordinate the activities of the independent directors. The presence of a Lead Director provides additional assurance as to the independence of the Board of Directors' oversight of management. Richard J. Dahl has served as the Lead Director since January 2010. Before Mr. Dahl, Larry A. Kay served as Lead Director beginning in May 2006. The Board of Directors has adopted specific responsibilities of the Lead Director, which include:

  •
  presiding over executive sessions of the independent directors;

  •
  coordinating and developing the agenda for executive sessions of the independent directors;

  •
  assuming the lead role on behalf of the independent directors to communicate to the Chairman any feedback from executive sessions;

  •
  serving as principal liaison between the independent directors and the Chairman on Board of Directors issues;

  •
  calling meetings of the independent directors;

  •
  coordinating with the Chairman the schedule of Board of Directors meetings and the agenda, time allocation and quality, quantity, appropriateness and timeliness of information provided for each Board of Directors meeting;

  •
  recommending, after consulting with the Chairman wherever appropriate, the retention of outside advisors and consultants who report directly to the Board of Directors on certain issues; and

  •
  serving as interim Chairman in the event of a vacancy in that position.

The Board of Directors believes that the combined role of Chairman and Chief Executive Officer together with an independent Lead Director having the responsibilities outlined above provides the appropriate balance between strategy development and independent oversight of senior management.

The Role of the Board of Directors in Risk Oversight

The Board of Directors and each of its committees have an active role in overseeing management of the Corporation's risks. The Board of Directors regularly reviews information regarding the Corporation's strategic, financial and operational risks and believes that evaluating how the executive team manages the various risks confronting the Corporation is one of its most important areas of oversight.

In carrying out this critical responsibility, the Board of Directors has established an Enterprise Risk Management Council consisting of key members of the risk management, quality assurance, legal, finance and internal audit disciplines. The Enterprise Risk Management Council assists the Board of Directors and the Chairman and Chief Executive Officer with regard to risks inherent to the business of the Corporation, the identification, assessment, management, and monitoring of those risks, and risk management decisions, practices, and activities of the Corporation. The Enterprise Risk Management Council is led by the Corporation's Executive Director, Risk Management, who reports regularly to the Audit and Finance Committee and the Board of Directors.

The Audit and Finance Committee oversees the management of risks associated with accounting, auditing, financial reporting and internal controls over financial reporting. The Audit and Finance Committee assists the Board of Directors in its oversight of the integrity of the Corporation's financial statements, the Corporation's compliance with legal and regulatory requirements, the performance, qualifications, and independence of the Corporation's independent auditor, and the performance of the Corporation's internal audit function. The Audit and Finance Committee is responsible for reviewing and discussing the guidelines and policies governing the process by which senior management and internal audit assess and manage the Corporation's exposure to risk, as well as the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures.

The Compensation Committee and the Nominating and Corporate Governance Committee also consider risk within their respective areas of responsibility. The Compensation Committee oversees the management of risks relating to the Corporation's compensation philosophy, policies and practices. The Nominating and Corporate Governance Committee oversees risks associated with the Board of Directors' organization, membership and structure, corporate governance, the independence of members of the Board of Directors, and assessment of the performance and effectiveness of each member of the Board of Directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports and management updates about such risks.

Director Independence

The NYSE rules require listed companies to have a board of directors with at least a majority of independent directors. The Board of Directors has had a majority of independent directors since the Corporation went public in 1991.

Under the NYSE rules, a director qualifies as "independent" if the Board of Directors affirmatively determines that he or she has no material relationship with the Corporation (either directly or as a partner, stockholder or officer of an organization that has a material relationship with the Corporation). Based upon a review of the directors' backgrounds and business activities, the Board of Directors has affirmatively determined that directors Howard M. Berk, Daniel J. Brestle, Richard J. Dahl, Michael S. Gordon, Stephen P. Joyce, Larry A. Kay, Caroline W. Nahas, Douglas M. Pasquale, Gilbert T. Ray, and Patrick W. Rose have no material relationships (other than service as a director on the Board of Directors) with the Corporation and therefore that they each qualify as independent. In making its determination, the Board of Directors considered Mr. Berk's position as a partner of MSD Capital, L.P. and the fact that MSD Capital, L.P. may be deemed to beneficially own 2,052,356 shares of the Corporation's Common Stock. The Board of Directors also considered Mr. Dahl's position as the chairman of the board of directors and the president and chief executive officer of the James Campbell Company and the fact that the Corporation leases space from a building owned by the James Campbell Company in Novato, California. For the year ended December 31, 2013, the Corporation paid rent to the James Campbell Company totaling approximately $192,492. The Corporation entered into the lease before Mr. Dahl joined the James Campbell Company. The Corporation does not believe that Mr. Dahl has a material direct or indirect interest in such lease.

The Corporation's Chief Executive Officer, Julia A. Stewart, does not qualify as an independent director.

Both the Sarbanes-Oxley Act of 2002 and the NYSE rules require the Board of Directors to have an audit committee comprised solely of independent directors, and the NYSE rules also require the Board of Directors to have a compensation committee and a nominating and corporate governance committee, each of which is comprised solely of independent directors. The Corporation is in compliance with these requirements.

The Audit and Finance Committee Charter, the Compensation Committee Charter, and the Nominating and Corporate Governance Committee Charter can be found in the Corporate Governance section of the Corporation's website, http://www.dineequity.com, and printed copies are also available at no charge upon request to the Secretary at DineEquity, Inc., 450 North Brand Boulevard, Glendale, California 91203, (866) 995-DINE.

Codes of Conduct

The Corporation is committed to maintaining high standards of business conduct and corporate governance, which is essential to running the business efficiently, serving the Corporation's stockholders well and maintaining the Corporation's integrity in the marketplace. Accordingly, the Board of Directors has adopted a Global Code of Conduct, which applies to all directors, officers and employees of the Corporation. The Global Code of Conduct sets forth the fundamental principles and key policies that govern the way the Corporation conducts business, including workplace conduct, conflicts of interest, gifts and entertainment, political and community involvement, protection of corporate assets, fair business practices, global relations and other laws and regulations applicable to the Corporation's business.

In addition to the Global Code of Conduct, the Board of Directors has adopted a Code of Conduct for Non-Employee Directors, which serves as guidance to the Corporation's non-employee directors on ethical issues including conflicts of interest, confidentiality, corporate opportunities, fair disclosure, protection and proper use of corporate assets, fair dealing, harassment and discrimination, and other laws and regulations applicable to the Corporation's business.

The Board of Directors has also adopted the Code of Ethics for Chief Executive Officer and Senior Financial Officers. These individuals are expected to avoid actual or apparent conflicts between their personal and professional relationships and make full disclosure of any material transaction or relationship that could create or appear to create a conflict of interest to the General Counsel, who will inform and seek a determination from the Chair of the Audit and Finance Committee of the Board of Directors as to whether a conflict exists and the appropriate disposition of the matter. In addition, these individuals are expected to promote the corporate policy of making full, fair, accurate and understandable disclosure in all reports and documents filed with the SEC; report violations of the Code of Ethics to the General Counsel or the Chair of the Audit and Finance Committee; and request from the General Counsel any waivers of the Code of Ethics, which shall be publicly disclosed if required by applicable law.

The Corporation also maintains an ethics hotline to allow any employee to express a concern or lodge a complaint, confidentially and anonymously, about any potential violation of the Corporation's Global Code of Conduct.

Copies of the Global Code of Conduct, the Code of Conduct for Non-Employee Directors and the Code of Ethics for Chief Executive Officer and Senior Financial Officers can be found in the Corporate Governance section of the Corporation's website, http://www.dineequity.com. In addition, printed copies of the codes of conduct are available at no charge upon request to the Secretary at DineEquity, Inc., 450 North Brand Boulevard, Glendale, California 91203, (866) 995-DINE. We will disclose any future substantive amendments to, or waivers granted to any officer from, the provisions of these ethics policies and standards as promptly as practicable as may be required under applicable rules of the Securities and Exchange Commission or the New York Stock Exchange.

Corporate Governance Guidelines

The Corporation has adopted corporate governance guidelines which can be found in the Corporate Governance section of the Corporation's website, http://www.dineequity.com. In addition, printed copies of the Corporation's corporate governance guidelines are available at no charge upon request to the Secretary at DineEquity, Inc., 450 North Brand Boulevard, Glendale, California 91203, (866) 995-DINE.

Director Attendance at Meetings

Directors are expected to attend the Corporation's Annual Meeting and 10 directors attended the 2013 annual meeting of stockholders. During 2013, each incumbent director attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he or she served that were held during the period for which he or she served as a director.

Executive Sessions of Non-Management Directors

The NYSE rules require that the non-management directors of a listed company meet at regularly scheduled executive sessions without management. The Corporation's non-management directors meet separately at each regular meeting of the Board of Directors and most committee meetings. The Lead Director, Richard J. Dahl, is not a member of management and presides during executive sessions of the Board of Directors.

 Communications with the Board of Directors

Stockholders and other interested persons wishing to communicate directly with the Board of Directors, Chairman, Lead Director, any Committee or Committee Chairman, or the non-management directors, individually or as a group, may do so by sending written communications appropriately addressed to the following address:

DineEquity, Inc.
(or a particular subgroup or individual director)
c/o Office of the Secretary
450 North Brand Boulevard, 7th Floor
Glendale, California 91203

Each written communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. The Board of Directors has designated the Secretary of the Corporation as its agent to receive and review communications addressed to the Board of Directors, Chairman, Lead Director, any Committee or Committee Chairman, or the non-management directors, individually or as a group. The Office of the Secretary will initially receive and process communications to determine whether it is a proper communication for the Board of Directors. If the envelope containing a communication that a stockholder or other interested person wishes to be confidential is conspicuously marked "Confidential," the Secretary of the Corporation will not open the communication prior to forwarding it to the appropriate individual(s). Generally, any communication that is primarily commercial, offensive, illegal or otherwise inappropriate, or does not substantively relate to the duties and responsibilities of our Board of Directors, may not be forwarded.

Board of Directors Retirement Policy

In 2004, the Board of Directors resolved that effective with the 2005 annual meeting of stockholders, no person may stand for election to serve as a member of the Corporation's Board of Directors if he or she shall have reached his or her 76th birthday. Under special circumstances, upon the recommendation of the Nominating and Corporate Governance Committee, and upon the consent and approval of a majority of the Board of Directors, a person who has reached his or her 76th birthday may be permitted to stand for election and, if elected, continue to serve on the Board of Directors.

Certain Relationships and Related Person Transactions

The Corporation's Global Code of Conduct and the Code of Ethics for Chief Executive Officer and Senior Financial Officers provide that executive officers who encounter a potential or actual conflict of interest must fully disclose all facts and circumstances to the Corporation's General Counsel, who will inform and seek a determination from the Audit and Finance Committee of the Board of Directors as to whether a conflict exists and the appropriate disposition of the matter. The Corporation's Code of Conduct for Non-Employee Directors provides that any director who becomes aware of any situation that involves, or reasonably may appear to involve, a conflict of interest with the Corporation must promptly bring it to the attention of the Corporation's General Counsel or to the Chair of the Audit and Finance Committee of the Board of Directors. Any waiver of any provision of the Global Code of Conduct or the Code of Ethics for Chief Executive Officer and Senior Financial Officers for any executive officer may be granted only by the Board of Directors. Any waiver of the Code of Conduct for Non-Employee Directors may be made only by the disinterested directors of the Board of Directors or the Audit and Finance Committee of the Board of Directors, and any such waiver shall be promptly disclosed to the Corporation's stockholders.

The Board of Directors and the Audit and Finance Committee review whether such waivers are in the best interests of the Corporation and its stockholders, taking into account all relevant factors. In 2013, there were no waivers of (a) the Global Code of Conduct for executive officers, (b) the Code of Ethics for Chief Executive Officer and Senior Financial Officers, or (c) the Code of Conduct for Non-Employee Directors.

Neither the Global Code of Conduct nor the Code of Conduct for Non-Employee Directors addresses the conduct of director nominees who are not already Board of Directors members (or members of any such director nominee's immediate family) or beneficial owners of more than five percent of the Corporation's voting securities (or members of any such beneficial owner's immediate family). The charter of the Nominating and Corporate Governance Committee of the Board of Directors provides that it will consider conflicts of interest in evaluating director nominees. As a matter of practice, the Board of Directors or the Audit and Finance Committee of the Board of Directors would be called upon to review any transaction involving such security holders (or members of their immediate family) that would be required to be disclosed by the applicable rules of the SEC.

Board of Directors Committees and Their Functions

The Board of Directors has three standing committees, each of which operates under a written charter approved by the Board of Directors: the Audit and Finance Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each member of these committees is an independent director in accordance with the NYSE listing standards and the applicable rules and regulations of the SEC. The charter for each of these committees can be found in the Corporate Governance section of the Corporation's website, http://www.dineequity.com, and a printed copy is also available at no charge upon request to the Secretary at DineEquity, Inc., 450 North Brand Boulevard, Glendale, California 91203, (866) 995-DINE.

The chart below identifies directors who were members, and chairs, of each committee at the end of 2013, the principal functions of each committee and the number of meetings held by each committee during 2013. The Board of Directors held 9 meetings during 2013.

Name of Committee and Membership	Principal Functions of the Committee	Meetings in 2013

Audit and Finance Committee Richard J. Dahl, Chairman Howard M. Berk Michael S. Gordon Larry A. Kay Douglas M. Pasquale

•

Responsible for the appointment, compensation, retention and oversight of the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation.

•

Reviews with management and the independent auditor the Corporation's annual audited and quarterly financial statements and other financial disclosures, the adequacy and effectiveness of accounting and internal control policies and procedures and major issues regarding accounting principles and financial statement presentations.

•

Meets at each regular meeting with the Corporation's director of internal audit and the independent auditor in separate executive sessions.

•

Reviews and discusses with management and, when appropriate, makes recommendations to the Board of Directors regarding the following: (i) the Corporation's tax program, including tax planning and compliance; and (ii) the Corporation's insurance risk management policies and programs.

•

Reviews the Corporation's program to monitor compliance with the Corporation's Global Code of Conduct and meets periodically with the Corporation's General Counsel or Compliance Officer to discuss compliance with the Global Code of Conduct.

10 Meetings

Name of Committee and Membership	Principal Functions of the Committee	Meetings in 2013

•

Reviews requests from directors and executive officers of the Corporation of the Corporation's Code of Conduct for Non-Employee Directors and Global Code of Conduct, respectively, and related policies of the Corporation, to make recommendations to the Board of Directors concerning such requests or to grant or deny such requests on behalf of the Board of Directors, as appropriate, and to review any public disclosures related to such waivers.

• Reviews any potential related party transactions.
• Reviews the performance and independence of the Corporation's independent auditor.
• Prepares a report required by the rules of the SEC to be included in the Corporation's proxy statement for its annual meeting of stockholders.

•

Reviews and provides guidance to the Board of Directors and management regarding: dividend policy; sales, issuance or repurchases of the Corporation's Common Stock; policies and guidelines on investment of cash; policies and guidelines on short and long-term financing; debt/equity ratios, fixed charge ratios, working capital, other debt covenant ratios; and other transactions or financial issues that management desires to have reviewed by the Audit and Finance Committee from time to time.

•

Oversees and evaluates the management of risks associated with accounting, auditing, financial reporting and internal controls over financial reporting, and reviews and discusses with the Board of Directors, at least annually and at the request of the Board of Directors, issues relating to the assessment and mitigation of major financial risk factors affecting the Corporation.

Compensation Committee Patrick W. Rose, Chairman Daniel J. Brestle Stephen P. Joyce Caroline W. Nahas

•

Oversees the Corporation's compensation and employee benefit plans and practices, including its executive compensation plans and its incentive compensation and equity-based plans.

•

Reviews at least annually the goals and objectives of the Corporation's executive compensation plans, and amends, or recommends that the Board of Directors amend, these goals and objectives if the Compensation Committee deems it appropriate.

•

Reviews, at least annually, the Corporation's executive compensation plans in light of the Corporation's goals and objectives with respect to such plans and, if appropriate, adopts, or recommends that the Board of Directors adopt, any new executive compensation plans or the amendments of existing, executive compensation plans.

•

Reviews the Corporation's succession plans for officer level executives.

•

Evaluates annually the performance of the CEO and other executive officers in light of the goals and objectives of the Corporation's executive compensation plans, and either as a committee or, together with the other independent directors, determines and approves the CEO's compensation.

5 Meetings

Name of Committee and Membership	Principal Functions of the Committee	Meetings in 2013

• Evaluates annually the appropriate level of compensation for the Board of Directors and committee service by non-employee members of the Board of Directors.
• Prepares a report on executive compensation to be included in the Corporation's proxy statement for its annual meeting of stockholders or its annual report on Form 10-K.
• Reviews and approves severance or termination arrangements to be made with executive officers.

•

Reviews and monitors risks related to compensation policies and practices, and reviews with the Board of Directors, at least annually, any issues regarding assessment and mitigation of risk factors affecting the Corporation related to the Corporation's compensation policies and practices.

Nominating and Corporate Governance Committee Caroline W. Nahas, Chair Howard M. Berk Gilbert T. Ray

•

Identifies and recommends to the Board of Directors individuals qualified to serve as directors of the Corporation and on committees of the Board of Directors.

•

Reviews annually and advises the Board of Directors with respect to the Board of Directors' composition, size, frequency of meetings, and any other aspects of procedures of the Board of Directors and its committees.

•

Develops and recommends to the Board of Directors a set of corporate governance principles applicable to the Corporation; reviews periodically, and at least annually, the corporate governance principles adopted by the Board of Directors to assure that they are appropriate for the Corporation and comply with the requirements of the NYSE; and recommends any desirable changes to the Board of Directors.

•

Reviews periodically with management the Corporation's policies and programs in such areas as charitable contributions.

•

Reviews periodically the Corporation's Global Code of Conduct and Code of Conduct for Non-Employee Directors and makes recommendations to the Board of Directors for any changes deemed appropriate.

•

Oversees the evaluation of the Board of Directors as a whole and evaluates and reports to the Board of Directors on the performance and effectiveness of the Board of Directors.

•

Oversees and reviews policies with respect to assessment and management of risks associated with the Board of Directors' organization, membership and structure, succession planning, corporate governance, independence, and the performance and effectiveness of the Board of Directors.

3 Meetings

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee's responsibilities include recommending to the Board of Directors criteria for membership on the Board of Directors as well as nominees for Board of Directors membership.

 Board of Directors Nominations

Consistent with its charter, the Nominating and Corporate Governance Committee considers various criteria in evaluating Board of Directors candidates, including, among others, business experience, board of directors experience, skills, expertise, education, professions, backgrounds, diversity, personal and professional integrity, character, business judgment, business philosophy, time availability in light of other commitments, dedication, conflicts of interest, and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board of Directors. In considering diversity, the Nominating and Corporate Governance Committee evaluates candidates with a broad range of expertise, experience, skills, professions, education, backgrounds and other board of directors experience. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, it seeks to identify directors who will bring diverse viewpoints, opinions and areas of expertise that will benefit the Board of Directors as a whole. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria in evaluating prospective nominees.

The Nominating and Corporate Governance Committee also considers whether a potential nominee would satisfy the NYSE's criteria for director "independence," the NYSE's "accounting or related financial management expertise" standard and the SEC's definition of "audit committee financial expert."

Whenever a vacancy exists on the Board of Directors due to expansion of the size of the Board of Directors or the resignation or retirement of an existing director, the Nominating and Corporate Governance Committee begins its process of identifying and evaluating potential director nominees. The Nominating and Corporate Governance Committee considers recommendations of management, stockholders and others. The Nominating and Corporate Governance Committee has sole authority to retain and terminate any search firm to be used to identify director candidates, including approving its fees and other retention terms.

The Nominating and Corporate Governance Committee conducted an evaluation and assessment of each director whose term expires in 2014, other than Michael S. Gordon who is retiring from the Board of Directors, for purposes of determining whether to recommend them for nomination for re-election to the Board of Directors. After reviewing the assessment results, the Nominating and Corporate Governance Committee determined to make a recommendation to the Board of Directors that Larry A. Kay, Douglas M. Pasquale and Julia A. Stewart be nominated for re-election to the Board of Directors. The Board of Directors reviewed and accepted the Nominating and Corporate Governance Committee's recommendation and has nominated Larry A. Kay, Douglas M. Pasquale and Julia A. Stewart for re-election to the Board of Directors.

Stockholder Nominations

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Stockholders wishing to recommend director candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to the Secretary, giving the recommended nominee's name, biographical data and qualifications, accompanied by the written consent of the recommended nominee to serve if elected. Any stockholder who nominates a director candidate must provide written notice that is timely and in proper form in accordance with the Corporation's Bylaws.

The Nominating and Corporate Governance Committee did not receive any recommendations from stockholders proposing candidates for election to the Board of Directors at the Annual Meeting.

DIRECTOR COMPENSATION

The Corporation does not pay directors who are also employees of the Corporation additional compensation for their service on the Board of Directors. Compensation for non-employee directors is comprised of a cash component and an equity component. Please see the Director Compensation Table for 2013 below for a summary of all compensation provided to non-employee directors in 2013. Cash compensation for non-employee directors is comprised of retainers for Board of Directors membership and retainers for serving as the Lead Director or serving as the chair or a member of a Board of Directors committee.

The non-employee directors currently are entitled to receive $65,000 as an annual cash retainer for serving as a member of the Board of Directors, in addition to the following cash compensation depending on their roles:

  •
  $25,000 as an annual retainer for the Lead Director;

  •
  $15,000, $10,000 and $5,000, respectively, as an annual retainer for the chairs of the Audit and Finance Committee, Compensation Committee, and Nominating and Corporate Governance Committee;

  •
  $10,000, $7,500 and $5,000, respectively, as an annual retainer for the members of the Audit and Finance Committee, Compensation Committee, and Nominating and Corporate Governance Committee; and

  •
  $1,500 per meeting beyond the eighth meeting attended for each director who serves on a standing committee that meets more than eight times per year.

Directors are eligible to defer up to 100% of their annual Board of Directors retainer fees pursuant to the IHOP Corp., Inc. Nonqualified Deferred Compensation Plan (the "Deferred Compensation Plan").

The Corporation also reimburses each of the directors for reasonable expenses incurred for attendance at Board of Directors and committee meetings and other corporate events.

Each year, non-employee directors also receive a grant of equity awards with a grant date fair value of approximately $100,000. In February 2013, equity awards valued at approximately $100,000 in the form of restricted stock units were granted to each non-employee director under the DineEquity, Inc. 2011 Stock Incentive Plan (the "2011 Stock Incentive Plan"). Under the 2011 Stock Incentive Plan, non-employee directors may receive periodic grants of stock options, restricted stock, restricted stock units, stock appreciation rights, or performance share awards. All of the currently outstanding restricted stock units granted to outside directors will generally vest on the third anniversary of the grant date. In the event a director retires from the Board of Directors after completing five years of service, all of the director's then outstanding restricted stock units will vest. To the extent the Corporation declares dividends, non-employee directors receive dividend equivalent rights in the form of restricted stock units in lieu of receiving cash dividends based upon the number of restricted stock units held by the director at the time of the dividend record dates. Dividend equivalent rights are subject to the same vesting restrictions as the underlying restricted stock units.

Non-employee directors are subject to stock ownership guidelines whereby each director is expected to hold at least 7,000 shares of Common Stock or five times the Board of Directors annual retainer. Directors are expected to meet the ownership guidelines within five years of joining the Board of Directors. Upon review by the Compensation Committee in 2013, all directors met or exceeded the ownership guidelines with the exceptions of Stephen P. Joyce and Douglas M. Pasquale, who were appointed as directors on February 2, 2012 and March 1, 2013, respectively. Mr. Joyce and Mr. Pasquale are on schedule to meet their ownership guidelines within the five year period set forth in the stock ownership guidelines.

 Director Compensation Table for 2013

The following table sets forth certain information regarding the compensation earned or paid in cash and stock awards granted to each non-employee director who served on the Board of Directors of the Corporation in 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Howard M. Berk	80,000	100,036	180,036
Daniel J. Brestle	72,500	100,036	172,536
Richard J. Dahl	115,000	100,036	215,036
Michael S. Gordon	75,000	100,036	175,036
Stephen P. Joyce	72,500	100,036	172,536
Larry A. Kay	75,000	100,036	175,036
Caroline W. Nahas(3)	82,500	100,036	182,536
Douglas M. Pasquale(4)	60,586	99,973	160,559
Gilbert T. Ray	70,000	100,036	170,036
Patrick W. Rose	82,500	100,036	182,536

(1)
These amounts reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Boards Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("FASB ASC Topic 718"). See Note 13 to the Consolidated Financial Statements in the Corporation's annual report on Form 10-K for the fiscal year ended December 31, 2013 for information regarding assumptions underlying the valuation of equity awards.

(2)
The following table sets forth the number of stock awards (including restricted stock units) and nonqualified option awards outstanding at December 31, 2013.

Name	Stock Awards Outstanding at December 31, 2013 (#)	Option Awards Outstanding at December 31, 2013 (#)
Howard M. Berk	5,282	0
Daniel J. Brestle	5,282	0
Richard J. Dahl	5,282	0
Michael S. Gordon	5,282	2,500
Stephen P. Joyce	3,488	0
Larry A. Kay	5,282	2,500
Caroline W. Nahas	5,282	0
Douglas M. Pasquale	1,490	0
Gilbert T. Ray	5,282	0
Patrick W. Rose	5,282	2,500
(3)
Ms. Nahas deferred $82,500 of her 2013 director compensation pursuant to the Deferred Compensation Plan.

(4)
Mr. Pasquale joined the Board of Directors effective March 1, 2013. These amounts reflect fees paid and restricted stock units granted between March 1, 2013 and December 31, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of more than 5% of the outstanding shares of any class of the Corporation's voting securities, which information is derived solely from certain SEC filings available as of April 4, 2014, as noted below. The percentages of Common Stock ownership have been calculated based upon 19,157,524 shares of Common Stock outstanding as of April 4, 2014.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
Delaware Management Business Trust	2,947,149(1)	15.38%
2005 Market Street Philadelphia, Pennsylvania 19103
MSD Capital, L.P.	2,052,356(2)	10.71%
MSD SBI, L.P. 645 Fifth Avenue, 21st Floor New York, New York 10022
BlackRock, Inc.	1,536,524(3)	8.02%
40 East 52nd Street New York, New York 10022
Southeastern Asset Management, Inc.	1,315,000(4)	6.86%
6410 Poplar Avenue, Suite 900 Memphis, Tennessee 38119
The Vanguard Group	993,230(5)	5.18%
100 Vanguard Blvd. Malvern, PA 19355

(1)
Based solely upon a Schedule 13G/A filed with the SEC on February 14, 2014 by Delaware Management Business Trust. Delaware Management Business Trust reported that it possessed sole power to vote or direct the vote with respect to all of the shares indicated above and sole power to dispose or direct the disposition of all the shares indicated above.

(2)
Based solely upon a Schedule 13D/A filed with the SEC on March 10, 2014 by MSD Capital, L.P. MSD Capital, L.P. reported that it possessed shared power to vote or direct the vote with respect to all of the shares indicated above and shared power to dispose or direct the disposition of all the shares indicated above.

(3)
Based solely upon on a Schedule 13G/A filed with the SEC on January 28, 2014 by BlackRock, Inc. BlackRock, Inc. reported that it possessed sole power to vote or direct the vote with respect to 1,478,899 of these shares and sole power to dispose or direct the disposition of all the shares indicated above.

(4)
Based solely upon a Schedule 13G/A filed with the SEC on February 10, 2014. Southeastern Asset Management, Inc. reported that it possessed sole power to vote or direct the vote with respect to 33,246 of these shares, shared power to vote or direct the vote with respect to 1,261,654 of these shares, no power to vote with respect to 20,100 of these shares, sole power to dispose or direct the disposition of 53,346 of these shares, and shared power to dispose or direct the disposition of 1,261,654 of these shares.

(5)
Based solely upon a Schedule 13G/A filed with the SEC on February 12, 2014 by The Vanguard Group. The Vanguard Group reported that it possessed sole power to vote or direct the vote with respect to 25,255 of these shares, sole power to dispose or direct the disposition of 969,275 of these shares and shared power to dispose or to direct the disposition of 23,955 of these shares.

The following table sets forth as of April 4, 2014 the beneficial ownership of the Corporation's Common Stock, including shares as to which a right to acquire ownership exists within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), within 60 days of April 4, 2014, of each director, each nominee for election as director, each NEO, as such term is used in the Compensation Discussion and Analysis section of this proxy statement, and all directors and executive officers of the Corporation, as a group. The percentages of ownership have been calculated based upon 19,157,524 shares of Common Stock outstanding as of April 4, 2014.

	Amount and Nature of Beneficial Ownership
Name	Shares Beneficially Owned(1)		Unvested Restricted Shares(2)	Total Shares Beneficially Owned	Percent of Class
Howard M. Berk	16,848	(3)	—	16,848	*
Daniel J. Brestle	10,848		—	10,848	*
Richard J. Dahl	44,548	(4)	—	44,548	*
Michael S. Gordon	47,048	(5)	—	47,048	*
Stephen P. Joyce	—		—	—	*
Larry A. Kay	22,238	(6)	—	22,238	*
Caroline W. Nahas	24,673		—	24,673	*
Douglas M. Pasquale	1,250		—	1,250	*
Gilbert T. Ray	26,048		—	26,048	*
Patrick W. Rose	53,520		—	53,520	*
Julia A. Stewart	331,881	(7)	43,901	375,782	1.96%
Thomas W. Emrey	29,711		20,768	50,479	*
Michael J. Archer	28,671		—	28,671	*
Bryan R. Adel	38,566		6,675	45,241	*
John B. Jakubek	73,266		6,891	80,157
All directors and executive officers as a group (18 persons)	760,950		100,251	861,201	4.50%

*
Represents less than 1% of the outstanding shares of Common Stock.

(1)
None of the shares have been pledged as security. Share amounts for each of the directors, each nominee for election as director, each NEO and for all directors and executive officers as a group include shares subject to options that are exercisable within 60 days of April 4, 2014, as follows:

Name	Shares Subject to Options
Howard M. Berk	—
Daniel J. Brestle	—
Richard J. Dahl	—
Michael S. Gordon	2,500
Stephen P. Joyce	—
Larry A. Kay	2,500
Caroline W. Nahas	—
Douglas M. Pasquale	—
Gilbert T. Ray	—
Patrick W. Rose	2,500
Julia A. Stewart	266,587
Thomas W. Emrey	29,711
Michael J. Archer	—
Bryan R. Adel	31,723
John B. Jakubek	67,139
All directors and executive officers as a group (18 persons)	410,193

  Directors also hold restricted stock units that are not included in the beneficial ownership table because vesting will not occur within 60 days of April 4, 2014. The amounts of restricted stock units held by non-employee directors as of December 31, 2013 are provided in the section of this proxy statement entitled "Director Compensation."

(2)
Unvested shares of restricted stock are deemed beneficially owned because grantees of unvested restricted stock under the Corporation's equity compensation plans hold the sole right to vote such shares.

(3)
The amount for Mr. Berk does not include 2,052,356 shares of the Corporation's Common Stock owned by MSD SBI, L.P. MSD Capital, L.P. is the general partner of MSD SBI, L.P. and may be deemed to beneficially own securities owned by MSD SBI, L.P. Mr. Berk is a partner of MSD Capital, L.P. and may be deemed to beneficially own securities owned by MSD Capital, L.P. Mr. Berk disclaims beneficial ownership of the shares owned by MSD SBI, L.P. and MSD Capital, L.P., except to the extent of his pecuniary interest therein.

(4)
The amount for Mr. Dahl includes 42,700 shares of Common Stock held by the Richard J. Dahl Revocable Living Trust dated 1/20/1995, of which Mr. Dahl serves as Trustee.

(5)
The amount for Mr. Gordon includes 42,700 shares of Common Stock held by the Mikel Gordon Trust DTD 1/29/1988 for which Mr. Gordon serves as Trustee.

(6)
The amount for Mr. Kay includes 12,645 shares of Common Stock held by the IRA Trustee for the benefit of Mr. Kay.

(7)
The amount for Ms. Stewart includes 64,702 shares of Common Stock held by the Julia Stewart Family Trust, of which Ms. Stewart is sole Trustee and sole beneficiary, and 592 shares of Common Stock held in the DineEquity, Inc. 401(k) Plan.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Corporation's directors, executive officers and persons who own more than ten percent of the Corporation's equity securities file reports of ownership and changes in ownership with the SEC. Based on its review of such reports and other information furnished by the directors and executive officers, the Corporation believes that all reports required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis in 2013.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on its review and discussion, the Compensation Committee recommended that the Board of Directors include the Compensation Discussion and Analysis in this proxy statement and the Corporation's annual report on Form 10-K.

THIS REPORT IS SUBMITTED BY THE
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Patrick W. Rose (Chairman)
Daniel J. Brestle
Stephen P. Joyce
Caroline W. Nahas

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion provides an overview and analysis of the Corporation's compensation programs and policies, the material compensation decisions made under those programs and policies with respect to the Corporation's named executive officers (the "NEOs"), and the material factors that were considered in making those decisions. Following this Compensation Discussion and Analysis is a series of tables under the heading "Compensation Tables" containing specific data about the compensation earned by or granted to the following NEOs in 2013:

  •
  Chairman and Chief Executive Officer ("CEO") and Interim President of the IHOP Business Unit, Ms. Julia A. Stewart;

  •
  Chief Financial Officer ("CFO"), Mr. Thomas W. Emrey;

  •
  Former President of the Applebee's Business Unit, Mr. Michael J. Archer;

  •
  Senior Vice President, Legal, General Counsel and Secretary, Mr. Bryan R. Adel; and

  •
  Senior Vice President, Human Resources, Mr. John B. Jakubek.

Effective March 3, 2014 Mr. Archer separated from the Corporation.

Executive Summary

2013 Fiscal Year Performance Highlights(1) and Link to Pay Decisions

During 2013, the Corporation, and its Applebee's and IHOP Business Units, delivered strong results against its business strategy highlighted by the following results and key accomplishments:

  •
  Generated Adjusted Earnings Per Share for the Corporation at 114.6% of operating plan target under our Annual Incentive Plan.

  •
  Generated Operating Profit for the Applebee's Business Unit and the IHOP Business Unit at 103.3% and 105.7% of operating plan targets, respectively, under our Annual Incentive Plan.

  •
  Returned approximately $87 million to stockholders in fiscal 2013 in share repurchases and quarterly cash dividends.

  •
  Full year domestic system-wide same-restaurant sales decreased 0.3% at Applebee's and increased 2.4% at IHOP.

  •
  The Corporation's total stockholder return for fiscal years 2011 through 2013 was 75.3%.

"Adjusted Earnings Per Share" (or "AEPS") is defined as total adjusted net income available to common stockholders divided by weighted average diluted shares.

"Operating Profit" is defined as Segment Profit plus gains on asset dispositions, less Direct G&A and losses on asset dispositions. Segment Profit is defined as segment revenues less segment expenses. Direct G&A is defined as general and administrative expenses directly incurred at operating units excluding any allocation of shared service and general corporate overhead.

(1)
For complete information regarding the Corporation's 2013 performance, stockholders should read "Management's Discussion and Analysis of Results of Operation and Financial Condition" and the audited consolidated financial statements and accompanying notes thereto contained in the Corporation's 2013 annual report on Form 10-K filed with the SEC on February 26, 2014, which is being made available to stockholders with this proxy statement.

"Same-Restaurant-Sales" is defined as sales, in any given fiscal year compared to the prior fiscal year, for restaurants that have been operated throughout both fiscal periods that are being compared and have been open for at least 18 months.

Total stockholder return (or "TSR") is calculated by dividing the sum of (i) the change in stock price between the beginning of the performance period plus (ii) dividends earned over the performance period, by the stock price at the beginning of the performance period.

The Corporation's 2013 pay results were commensurate with 2013 performance, reflecting the Corporation's pay-for-performance philosophy.

  •
  Base salary increases for the NEOs ranged from 0% to 3% based on individual performance and external market competitiveness. Base salary increases for NEOs were 2.2% in aggregate compared to an aggregate increase of 2.5% for all employees of the Corporation.

  •
  Cash compensation received by the Corporation's NEOs under the Corporation's 2013 Annual Incentive Plan ranged from 114.5% to 187.2% of each individual's target. The annual cash incentive for the CEO is earned based on the AEPS performance for the Corporation and traffic growth performance for the Applebee's and IHOP Business Units. The annual cash incentive for other NEOs is earned based on a combination of the Corporation's AEPS, Applebee's and IHOP Business Unit Operating Profit, Applebee's and IHOP Business Unit traffic growth and individual business objectives ("IBOs"). See "Compensation Decisions Made in 2013 for additional detail regarding the Annual Incentive Plan.

  •
  Long-term incentive ("LTI") awards granted in 2013 continued to be in the form of stock options, restricted stock, and a performance based cash plan ("cash LTIP") with each component representing approximately one-third of the total grant date fair value awarded. Each of the components is vested or earned over a three-year period and provides ongoing alignment with stockholders based on the Corporation's future stock price performance. Stock options provide value to the executive only if the Corporation's stock price increases above the grant date price. The value of restricted stock increases or decreases with the changes in the Corporation's stock price and the cash LTIP provides payment based on the Corporation's TSR performance relative to the Value Line Restaurant Index over a three-year performance period.

  •
  Payouts under the cash LTIP covering fiscal years 2011 through 2013 were below target (87.9%) based on the Corporation's TSR of 75.3% ranking at the 45.9th percentile of the companies that were included in the Value Line Restaurant Index.

Additional information regarding compensation for NEOs during 2013 can be found in the Summary Compensation Table in this proxy statement.

Governance and Evolving Compensation Practices

The Compensation Committee of the Board of Directors (the "Compensation Committee"), along with the CEO and the Senior Vice President, Human Resources, continually assess the Corporation's compensation programs and policies to evaluate whether they remain aligned with the Corporation's philosophy of establishing a pay-for-performance culture, creating stockholder value, balancing risk and reward, and executing strong governance practices. The following actions and practices are intended to provide for continued alignment with these principles:

  •
  The Corporation implemented a Clawback Policy in 2013, which allows the Board of Directors to recoup incentive compensation in certain circumstances. See "Clawback Policy" for further details of the Corporation's policy.

  •
  All directors and NEOs are subject to the Corporation's Insider Trading Policy which contains a prohibition on engaging in hedging and pledging transactions involving the Corporation's securities.

  •
  The performance metric of the Annual Incentive Plan for 2013 was modified with AEPS and Operating Profit replacing EBITDA. Further, the Same-Restaurant Sales performance metric was replaced by traffic growth, a key performance indicator for the Corporation and the restaurant industry.

  •
  The Compensation Committee annually undertakes a "tally sheet" analysis of total annual compensation and the total potential payout under various termination scenarios for each of the NEOs.

  •
  The Compensation Committee reviews CEO pay-for-performance alignment by evaluating the CEO's compensation relative to the Corporation's TSR performance over the last five years.

  •
  Directors and officers of the Corporation are subject to stock ownership guidelines. The CEO's current ownership of the Corporation's common stock significantly exceeds those guidelines.

  •
  The Compensation Committee utilizes the services of an independent compensation consultant who does not provide any other services to the Corporation.

  •
  The Compensation Committee's independent compensation consultant reviewed the Corporation's compensation programs and policies for 2013 and reaffirmed the Compensation Committee's determination that its programs and policies are not reasonably likely to have a material adverse effect on the Corporation.

  •
  The Corporation's equity compensation plans do not permit repricing of previously granted stock options without stockholder approval.

  •
  The Corporation has not authorized any multi-year guaranteed bonuses.

  •
  The Corporation does not provide tax "gross-ups" on severance payments or perquisites.

Compensation Policies and Practices As They Relate to the Corporation's Risk Management

The Compensation Committee believes that its compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Corporation. The Corporation believes that appropriate safeguards are in place with respect to compensation programs and policies that assist in mitigating excessive risk-taking that could harm the value of the Corporation or reward poor judgment by executives and employees of the Corporation.

In that regard, the Compensation Committee's independent compensation consultant, Exequity LLP ("Exequity"), conducted a risk assessment in 2013 of the Corporation's compensation policies and practices as they apply to all employees, including the executive officers. Exequity reviewed the design features and performance metrics of the Corporation's cash and stock-based incentive programs along with the approval mechanisms associated with each and determined that the Corporation's policies and practices were unlikely to create risks that are reasonably likely to have a material adverse effect on the Corporation.

As part of the review, numerous factors were noted that reduce the likelihood of excessive risk-taking which include, but are not limited to, the following:

  •
  Implementation of a Clawback Policy.

  •
  The Corporation's compensation mix is balanced among fixed components such as salary and benefits, annual cash incentive payments and LTI awards including stock options, restricted stock, and the cash LTIP, which typically vest or are earned over three years.

  •
  The Compensation Committee has ultimate authority to determine, and adjust, if appropriate, compensation provided to the Corporation's executive officers, including each of the NEOs.

  •
  The Compensation Committee has the authority to retain any advisor it deems necessary to fulfill its obligations.

  •
  The Corporation's annual cash bonus and three-year cash LTIP both have capped payment opportunities and reward for achievement of different performance metrics and the cash LTIP is measured against a transparent third-party index of companies.

  •
  The Corporation's NEOs are subject to significant stock ownership guidelines and an insider trading policy that contains a prohibition on engaging in hedging and pledging transactions involving the Corporation's securities.

Overview of Executive Compensation Philosophy and Objectives

The Compensation Committee has a philosophy regarding compensation that is based on several objectives, including:

  •
  Linking the interests of the NEOs with those of the Corporation's stockholders;

  •
  Instilling an ownership culture throughout the Corporation and the executive officer group;

  •
  Facilitating the attraction, motivation and retention of highly talented, entrepreneurial and creative executive leaders;

  •
  Paying for performance; and

  •
  Rewarding executives for achievement of both annual and longer-term financial and key operating goals of the Corporation.

The Compensation Committee has structured the Corporation's executive compensation programs to meet these objectives.

Elements of the Compensation Program

The Corporation's executive compensation program consists of the following components:

  •
  Base Salary.  Base salaries are designed to attract and retain talented executives and to provide a competitive and stable component of income.

  •
  Annual Cash Incentives under the Annual Incentive Plan.  Annual cash incentives provide competitive short-term incentive opportunity for achieving financial, operational and strategic objectives.

  •
  Long-Term Incentive or LTI Awards.  LTI awards, which contain long-term vesting provisions and whose value is based on the price of the Corporation's common stock, further align the long-term interests of the Corporation's executives with those of its stockholders.

  •
  Benefits and Other Compensation.  Benefits and other compensation programs, which make up a relatively modest portion of NEO compensation, are provided to protect executive health and safety and provide flexibility and efficiencies that facilitate executive productivity.

See the section entitled "Compensation Decisions Made in 2013" in this proxy statement for additional information regarding the elements of compensation for NEOs of the Corporation.

The Compensation Committee's compensation strategy is comprised of a total direct compensation opportunity for each NEO which the Compensation Committee defines to consist of base salary, annual cash target incentive and the grant date fair market value of LTI awards. The total direct compensation opportunity for each NEO is generally set to fall within the third quartile (i.e., between the 50th and 75th percentiles) of the relevant benchmark data. Rather than striving for a single market reference point, the Compensation Committee believes that a broader, third quartile positioning provides appropriate flexibility in tailoring award opportunities based on a variety of factors such as performance, experience level, internal equity and external competitiveness.

The total direct compensation opportunity for 2013 as reviewed and approved by the Compensation Committee for each of the NEOs is listed in the following table. Total direct compensation opportunity differs from the total compensation amounts in the Summary Compensation Table in that it does not include values listed in the "All Other Compensation" column. In addition, total direct compensation opportunity includes the target opportunity value of the cash LTIP grant at the time it is awarded whereas the Summary Compensation Table includes the actual value earned, if any, based upon performance under the cash LTIP after the completion of the performance period, three years after the time of grant. Further, total direct compensation opportunity includes the annual cash target incentive opportunity while the Summary Compensation Table includes the amounts actually earned under the Annual Incentive Plan.

Name	2013 Base Salary ($)	2013 Annual Cash Target Incentive ($)	2013 Long-Term Incentive ($)	2013 Total Direct Compensation Opportunity ($)
Julia A. Stewart	1,000,000	1,100,000	3,200,042	5,300,042
Thomas W. Emrey	478,014	358,511	825,032	1,661,557
Michael J. Archer(1)	577,830	433,373	600,053	1,611,256
Bryan R. Adel	400,047	240,028	500,038	1,140,113
John B. Jakubek	361,048	216,629	525,024	1,102,701

(1)
In connection with his separation from the Corporation effective as of March 3, 2014, Mr. Archer forfeited the cash LTIP and unvested equity LTI awards granted in 2013 with the exception of those equity LTI awards that were scheduled to vest within 12 months of his separation pursuant to the terms of his employment agreement.

A significant portion of executive pay has been structured to be contingent on satisfying performance goals and increasing stockholder value. Accordingly, executives will not realize the incentive portion of their total direct compensation opportunity unless these objectives are satisfied. For the CEO, 81% of 2013 total direct compensation opportunity is linked to performance and/or increasing stockholder value. For the other NEOs, an average of 67% of 2013 total direct compensation opportunity is linked to performance and/or increasing stockholder value.

The following charts illustrate the 2013 pay mix for the CEO and for all other NEOs serving as of December 31, 2013:

CEO Pay Mix	NEO Average Pay Mix

The Role of the Compensation Committee

Under its charter, the Compensation Committee has the sole authority to determine and approve compensation for the Corporation's NEOs and the Corporation's other executive officers. In addition, the Compensation Committee, which is comprised solely of independent directors and provides reports to the Board of Directors, reviews and approves compensation and benefit programs including grants made pursuant to the Corporation's equity compensation plans, oversees the Corporation's executive compensation philosophy and strategy, ensures that proper due diligence, deliberations, and reviews of executive compensation are conducted and oversees risks related to the Corporation's compensation practices. The Compensation Committee is also responsible for reviewing the compensation for the members of the Board of Directors and submits any recommended changes for approval to the Board of Directors.

The Compensation Committee reviews the Corporation's executive compensation plans throughout the fiscal year. Decisions about annual salary increases, the approval of annual cash incentives, the design and objectives of each year's incentive plan, and the granting of LTI awards are typically made in the first quarter of each fiscal year after a series of meetings among the Compensation Committee, its compensation consultant, the CEO, and the Senior Vice President, Human Resources. The Compensation Committee also performs a "tally sheet" analysis which provides the committee with information related to total annual compensation of each NEO and the potential payout each NEO would receive upon separation from the Corporation. The Compensation Committee performs this analysis on an annual basis as part of its oversight function with respect to executive compensation.

The general practice of the Compensation Committee has been to evaluate annually the performance of the CEO and the other executive officers and approve compensation based on this evaluation. As it relates to the assessment of the CEO's performance, the Lead Director and the chairs of the Compensation Committee and the Nominating and Corporate Governance Committee spend time with the CEO to discuss annual performance goals and the CEO's annual performance review.

In addition, the Compensation Committee annually determines the compensation of the other executive officers based on evaluations of their respective performance.

Generally, the CEO and the Senior Vice President, Human Resources provide input to the Compensation Committee in connection with its compensation deliberations:

  •
  The CEO provides assessments of each NEO's past performance (other than herself), against specific objectives and overall contributions, potential future contributions and retention risk.

  •
  Based on the assessment described above, as well as the market data provided by the Compensation Committee's independent consultant, the CEO and the Senior Vice President, Human Resources make recommendations to the Compensation Committee regarding executive compensation for each of the NEOs (other than the CEO) relative to the market data for each NEO.

  •
  In instances where new executives are hired, the CEO and the Senior Vice President, Human Resources discuss the executive's compensation provided at his or her current or former employer, actual versus desired skill set and qualifications, and make recommendations for new executive pay packages to the Compensation Committee.

The Role of the Compensation Consultant

The Compensation Committee has the sole authority to retain or terminate a compensation consultant to assist in carrying out its responsibilities. Accordingly, during 2013, the Compensation Committee directly engaged Exequity as its independent compensation consultant to provide it with objective and expert analyses, advice, and information with respect to executive compensation. In performing its services, Exequity interacted collaboratively with the Compensation Committee, and with senior management at the direction of the Compensation Committee. In 2013, Exequity performed the following services:

  •
  Provided compensation benchmarking data (as described below);

  •
  Provided analysis and advice regarding annual incentive plan design;

  •
  Provided analysis and advice regarding long-term incentive plan design;

  •
  Provided advice regarding a clawback policy;

  •
  Responded to other requests including a risk assessment, peer group analysis and governance and regulatory environment updates.

Exequity did not provide any additional services to the Corporation during 2013 beyond those provided in the capacity of independent compensation consultant to the Compensation Committee. Exequity did not make any recommendations as to any amount to be paid to any NEO. The Compensation Committee has assessed the independence of Exequity pursuant to the rules of the SEC and concluded that Exequity's work for the Compensation Committee does not raise any conflicts of interest.

Compensation Benchmarking and Peer Group

The Corporation uses an industry peer group and surveys for different benchmarking comparisons, including base salary, annual cash target incentive, and competitive LTI award grants. The Compensation Committee, with input from its independent compensation consultant and management, periodically reviews its peer group (the "NEO Peer Group") for the purpose of evaluating executive compensation. The NEO Peer Group consists of companies in the Corporation's industry that the Compensation Committee believes to be similar in terms of size (i.e., revenue and market capitalization) and that compete with the Corporation for executive talent. The NEO Peer Group used for 2013 benchmarking consisted of the following companies:

• BJ's Restaurants, Inc.	• Darden Restaurants, Inc.	• Red Robin Gourmet Burgers, Inc.
• Bob Evans Farms, Inc.	• Denny's Corporation	• Ruby Tuesday, Inc.
• Brinker International, Inc.	• Domino's Pizza, Inc.	• Sonic Corp.
• Buffalo Wild Wings, Inc	• Jack in the Box Inc.	• Texas Roadhouse, Inc.
• The Cheesecake Factory Incorporated	• Panera Bread Company	• Wendy's International, Inc.
• Cracker Barrel Old Country Store, Inc.	• Papa Johns International, Inc.

This peer group of companies constituted the primary data source considered by the Compensation Committee when reviewing total pay levels of the NEOs.

In late 2013, the Compensation Committee approved eliminating Darden Restaurants, Inc. from the NEO Peer Group and added Dunkin' Brands Group, Inc. Although Darden remains a key multi-brand competitor with system-wide revenues comparable to DineEquity's, Darden owns and operates all of its restaurants and is an outlier with respect to revenue and market capitalization relative to the other NEO Peer Group companies. Accordingly, the Compensation Committee changed the NEO Peer Group to include Dunkin' Brands Group, Inc. because it has GAAP revenues more closely aligned to the other peer companies and its 100% franchised business model closely aligns with the Corporation's 99% franchised business model.

The Compensation Committee also considered broader compensation data from the 2013 US Mercer Benchmark Database, which provided general industry pay data on executive positions for companies with comparable revenues.

The Role of the Stockholder Say-on-Pay Votes

The Corporation provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation (a "say-on-pay proposal"). At the Corporation's annual meeting of stockholders held in May 2013, 91% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes the 2013 say-on-pay vote affirms stockholders' support of the Corporation's approach to executive compensation. Accordingly, the Compensation Committee did not change the structure of the Corporation's executive compensation program in response to the 2013 say-on-pay vote. The Compensation Committee will continue to consider the outcome of the Corporation's say-on-pay votes when making future compensation decisions for the NEOs.

Compensation Decisions Made in 2013

Annual Base Salaries

In setting annual base salaries, the Compensation Committee generally considers benchmarking data derived from a review of the proxy statement disclosures of the NEO Peer Group, the Mercer Benchmark Database, and, in the case of the NEOs other than Ms. Stewart, CEO recommendations and assessments of the performance of the individual NEOs. The Compensation Committee uses the data from these market surveys to ensure that it establishes reliable points of reference to determine whether and to what extent it is establishing competitive levels of compensation for the NEOs of the Corporation.

Effective February 25, 2013, the Compensation Committee set annual base salaries as follows:

Name	Former Base Salary	New Base Salary	Percentage Increase
Julia A. Stewart	$1,000,000	$1,000,000	0%
Thomas W. Emrey	$464,091	$478,014	3%
Michael J. Archer	$566,500	$577,830	2%
Bryan R. Adel	$389,340	$400,047	2.75%
John B. Jakubek	$350,532	$361,048	3%

For 2013, the Compensation Committee elected not to increase Ms. Stewart's base salary. In making this decision, the Compensation Committee considered Ms. Stewart's base salary compared to the base salaries of other chief executive officers within the NEO Peer Group, the percentage base salary increase she received in 2012 and the implications of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee's decision also reflects its preference that Ms. Stewart's overall compensation structure should emphasize corporate performance, the achievement of corporate goals and the creation of stockholder value. Base salary increases for the other NEOs were based on individual performance and external market competitiveness and were 2.2% in aggregate compared to an aggregate increase of 2.5% for all employees of the Corporation.

Performance- and Stock-Based Compensation

Annual Cash Incentives

In March 2013, the Compensation Committee approved the 2013 Annual Incentive Plan to reward executive officers whose performance meets or exceeds the Corporation's expectations, to provide incentives for future excellent performance that will contribute to the Corporation's success and profitability, and to serve as a means by which eligible participants may share in the Corporation's financial success. The Annual Incentive Plan operates under the Corporation's stockholder approved plan under Section 162(m) of the Code which funds an incentive pool based on 20% of cash flow from operations and which limits the CEO individual payout to 30% of the incentive pool and all other NEO's to 17.5% of the incentive pool.

Pursuant to the Annual Incentive Plan, the annual cash target incentive amount for each of the NEOs is targeted as a percentage of base salary based on the participant's level in the management structure. The 2013 threshold, target, and maximum percentages for each of the NEOs under the Corporation's Annual Incentive Plan are as follows:

Name	Threshold as Percentage of Base Salary	Target as Percentage of Base Salary	Maximum as Percentage of Base Salary
Julia A. Stewart	55.0%	110%	220%
Thomas W. Emrey	37.5%	75%	150%
Michael J. Archer	37.5%	75%	150%
Bryan R. Adel	30.0%	60%	120%
John B. Jakubek	30.0%	60%	120%

Decisions regarding the threshold, target and maximum incentive percentages were made in consultation with the Compensation Committee's independent compensation consultant and after consideration of the NEO Peer Group data and survey data mentioned above and the desired total direct compensation opportunity pay mix. The annual cash target incentive is generally consistent with incentive opportunities at the NEO Peer Group companies for similarly situated executives and have not changed since 2010.

The Annual Incentive Plan metrics were modified for fiscal year 2013 such that AEPS and Operating Profit replaced Earnings Before Interest, Taxes, Depreciation and Amortization (or "EBITDA") and traffic growth replaced Same-Restaurant Sales. The Corporation had used EBITDA as its primary metric because it was viewed as a key measure of organization financial performance at the time. In addition, EBITDA was a key element in the calculation of the Corporation's two debt covenant ratios. Further, the EBITDA incentive metric provided flexibility as the Corporation transitioned the Applebee's Business Unit to a 99% franchised restaurant model. With the completion of the Applebee's Business Unit refranchising in late 2012, the Compensation Committee elected to use AEPS as an incentive metric for the 2013 performance period as it is a commonly used and broader measure of financial performance than EBITDA. The Compensation Committee includes business unit Operating Profit as a performance measure because it believes Operating Profit appropriately incentivizes the Applebee's and IHOP business units on items specifically within their control whereas EBITDA includes certain items they are unable to directly influence. Traffic growth, a performance indicator used by the Corporation and the restaurant industry, provides a measure of the change in number of guests visiting restaurants.

The annual cash incentive for the CEO is earned based on the AEPS performance for the Corporation and traffic growth performance for the Applebee's and IHOP Business Units. The annual cash incentive for other NEOs is earned based on a combination of the Corporation's AEPS, Applebee's and IHOP Business Unit Operating Profit, Applebee's and IHOP Business Unit traffic growth and individual business objectives ("IBOs"). The IBOs for each NEO are intended to be challenging, measurable objectives that are designed to significantly impact the Corporation's performance and are mutually agreed upon by the executive and the CEO. The table below outlines the annual cash incentive metrics and weight for each of the NEOs for 2013.

Name	DineEquity AEPS	Applebee's / IHOP Business Unit Operating Profit	Applebee's / IHOP Business Unit Traffic Growth(1)	IBOs
Julia A. Stewart	90%	N/A	10%	N/A
Thomas W. Emrey	60%	N/A	10%	30%
Michael J. Archer	15%	45%	10%	30%
Bryan R. Adel	60%	N/A	10%	30%
John B. Jakubek	60%	N/A	10%	30%

(1)
Traffic growth for each of Ms. Stewart, Mr. Emrey, Mr. Adel and Mr. Jakubek is measured based 50% on Applebee's Business Unit performance and 50% on IHOP Business Unit performance.

For 2013, the Annual Incentive Plan was structured not to pay any annual cash incentive amounts if AEPS fell below $3.40. The threshold, target and maximum payout levels are illustrated in the table below. Payouts increase incrementally for performance up to a maximum of 200% of an executive's incentive target.

Metric	Threshold	Target	Maximum	Actual Result	Percentage of Target Achieved
AEPS	$3.40	$3.70	$4.08	$4.24	114.6%
Applebee's Business Unit Operating Profit	$153,900,000	$162,100,000	$173,300,000	$167,500,000	103.3%
IHOP Business Unit Operating Profit	$139,100,000	$146,500,000	$156,600,000	$154,800,000	105.7%
Payout as a Percentage of an Executive's Target	50%	100%	200%	N/A	N/A

In addition, IHOP Business Unit traffic growth exceeded the targeted amount by 1.3% while Applebee's Business Unit traffic growth fell below the minimum threshold for payout. The traffic growth target amounts for both business units were set at challenging levels such that attainment of the targeted amounts was not assured at the time they were set and would require a high level of effort and execution in order to obtain them.

The final cash incentive amount under the Annual Incentive Plan is determined by combining the results of the categories that each NEO was measured against. All NEOs, with the exception of the CEO, were also measured against IBOs, which constituted 30% of each NEO's annual cash incentive. The IBOs measured the following items:

  •
  Mr. Emrey's IBOs included goals related to ensuring franchisee financial health while reducing risk, the development of tools to improve company and franchisee profitability and the development and implementation of a capital allocation strategy.

  •
  Mr. Archer's IBOs included goals related to traffic growth, new restaurant development and restaurant operations innovation.

  •
  Mr. Adel's IBOs included goals related to ensuring franchisee financial health while reducing risk, improving processes and protocols for franchisee administration and providing legal and strategic support to the international business.

  •
  Mr. Jakubek's IBOs included goals related to optimizing the Corporation's general and administrative structure, improving talent management and development processes, and enhancing the Corporation's rewards and recognition programs.

At the end of 2013, Ms. Stewart assessed the performance of each of the NEOs against their respective IBOs and assigned a percentage level of performance (the "IBO Performance") as set forth in the table below. Mr. Archer did not receive a portion of his IBO payout because the Applebee's Business Unit missed its traffic growth goal.

Name	IBO Performance Level
Thomas W. Emrey	100%
Michael J. Archer	67%
Bryan R. Adel	100%
John B. Jakubek	100%

The amounts in the table below represent the annual cash incentive amounts paid to each of the NEOs pursuant to the Annual Incentive Plan for 2013.

Name	Target as Percentage of Base Salary	Percentage of Incentive Target Achieved	Annual Incentive Paid
Julia A. Stewart	110%	187.2%	$2,058,650
Thomas W. Emrey	75%	157.2%	$563,399
Michael J. Archer	75%	114.5%	$495,995
Bryan R. Adel	60%	157.2%	$377,204
John B. Jakubek	60%	157.2%	$340,432

The amounts earned by the NEOs under the Annual Incentive Plan are reflected in the column entitled "Non-Equity Incentive Plan Compensation" of the Summary Compensation Table.

Annual Long-Term Incentive or LTI Awards

In 2013, the Compensation Committee granted each of the NEOs a blend of non-qualified stock options, restricted stock, and a cash LTIP. The non-qualified stock options vest in equal installments over a three-year period and are exercisable for up to a maximum of ten years, the restricted stock cliff vests after three years, and the cash LTIP is based on cumulative TSR against the Value Line Restaurant Index over a three-year performance period. Stock options have value to the executive only if the Corporation's stock price increases over the price on the date of grant. The value of restricted stock increases or decreases with the changes in the Corporation's stock price and the cash LTIP provides payment between zero and 200% of the target award depending on performance as depicted in the table below:

	Relative TSR Ranking at End of Performance Period	Payout as a Percentage of Target Cash LTIP
No Payout	< 33rd Percentile	0%
Threshold	33rd Percentile	50%
Target	50th Percentile	100%
Maximum	≥ 80th Percentile	200%

The Compensation Committee believes that this mix of long-term incentives appropriately balances an emphasis on absolute and relative stock performance and aligns the programs with the interests of stockholders. For 2013, the weight of the Corporation's LTI awards were adjusted from 50% of the grant date fair value in stock options, 25% of the grant date fair value in restricted stock and 25% of the grant date fair value in the cash LTIP to 34% in stock options, 33% in restricted stock and 33% in the cash LTIP. In approving the change, the Compensation Committee determined the new weighting provided a more balanced strategy towards stockholder alignment, executive retention and performance.

The Compensation Committee considered a range of factors in setting the value to be awarded to the NEOs, including assessments of each of their individual performance, the potential contributions that each NEO could be expected to make in the future, each NEO's total direct compensation opportunity, long-term incentive awards previously granted to certain of the NEOs, the size of awards provided to other individuals holding similar positions in the market data considered by the Compensation Committee, the number of shares which remained available for issuance under the plan and overall accounting expense associated with the awards.

The table below summarizes the grant date fair value of the annual long-term incentive awards made in February 2013 (additional detail regarding long-term incentive awards granted in 2013 can be found in the Grants of Plan-Based Awards in 2013 table in this proxy statement):

Name	Stock Options	Restricted Stock	Cash LTIP at Target	Total Long-Term Incentive Opportunity
Julia A. Stewart	$1,088,031	$1,056,011	$1,056,000	$3,200,042
Thomas W. Emrey	$280,503	$272,279	$272,250	$825,032
Michael J. Archer(1)	$204,006	$198,047	$198,000	$600,053
Bryan R. Adel	$170,023	$165,015	$165,000	$500,038
John B. Jakubek	$178,519	$173,255	$173,250	$525,024

(1)
In connection with his separation from the Corporation effective as of March 3, 2014, Mr. Archer forfeited the cash LTIP and unvested equity LTI awards granted in 2013 with the exception of those equity LTI awards that were scheduled to vest within 12 months of his separation in accordance with the terms of his employment agreement.

2011 - 2013 Cash LTIP Payout

In 2010, the Compensation Committee added the cash LTIP to its portfolio of long-term incentive awards provided to executive officers as previously described. For the fiscal 2010 through 2012 performance period, the Corporation's TSR of 172% ranked in the 89th percentile of companies in the Value Line Restaurant Index resulting in an aggregate payout of 200% for the performance period. For the fiscal 2011 through 2013 performance period, the Corporation's TSR of 75.3% ranked in the 45.9th percentile of companies in the Value Line Restaurant Index. As a result, payout for the measurement period was equal to 87.9% of target and was paid in March 2014. The table below illustrates the Corporation's TSR performance relative to companies that were included in the Value Line Restaurant Index during the fiscal years 2011, 2012 and 2013.

TSR (2011 - 2013)

Source: Standard and Poor's Research Insights.

The amounts in the table below represent the cash LTIP incentives paid to each of the NEOs pursuant to the 2011-2013 cash LTIP. The amounts earned by the NEOs under the 2011-2013 cash LTIP are reflected in the column entitled "Non-Equity Incentive Plan Compensation" of the Summary Compensation Table.

Name	2011 - 2013 Target Award	2011 - 2013 Payout (87.9% of Target)
Julia A. Stewart	$625,000	$549,375
Thomas W. Emrey(1)	$115,237	$101,293
Michael J. Archer	$150,000	$131,850
Bryan R. Adel	$87,500	$76,913
John B. Jakubek	$87,500	$76,913

(1)
The 2011-2013 target cash LTIP award for Mr. Emrey was prorated based on the time employed during the performance period.

Stock Ownership Guidelines

The Corporation's stock ownership guidelines are intended to further the Compensation Committee's objectives of aligning the financial interests of its executives with those of the Corporation's stockholders. The stock ownership guidelines call for each NEO to accumulate a minimum number of shares equal in value to a multiple of their base salary.

For purposes of the guidelines, stock ownership includes Common Stock owned directly, in-the-money value of exercisable stock options, restricted stock awards, stock-settled restricted stock units and vested shares of Common Stock held in the Corporation's 401(k) Plan. The types and amounts of stock-based awards are intended, in part, to facilitate the accumulation of sufficient shares by the Corporation's executives to allow them to meet the stock ownership guidelines.

The Compensation Committee annually reviews each NEO's progress towards meeting the stock ownership guidelines. The Compensation Committee has informed management that it may reduce or choose not to grant future stock-based compensation to any executives who fail to make reasonable progress towards meeting the stock ownership goals within five years from becoming subject to the guidelines. Based upon its October 2013 review of each NEO's equity holdings in the Corporation, the Compensation Committee determined that each of the NEOs listed below has exceeded his or her guideline or is making satisfactory progress towards accumulating the recommended number of shares as outlined in the following table:

Name	Guideline as a Multiple of Base Salary	Holdings as a Multiple of Base Salary(1)	Guideline Status
Julia A. Stewart	6	19.5	Exceeds guideline
Thomas W. Emrey(2)	4	3.2	On schedule to meet guideline
Michael J. Archer	4	12.5	Exceeds guideline
Bryan R. Adel	2	4.3	Exceeds guideline
John B. Jakubek	2	8.4	Exceeds guideline

(1)
Based upon holdings in the shares of common stock of the Corporation and one-year average daily price per share of the Corporation's common stock.

(2)
Mr. Emrey commenced employment as the CFO of the Corporation on September 12, 2011 and has until September 12, 2016 to meet his ownership guideline.

Clawback Policy

In October 2013, the Compensation Committee approved a Clawback Policy. To the extent permitted by governing law, in the event that (i) the Corporation is required to make a material restatement of its financial statements as a result of fraudulent behavior or material intentional misconduct on the part of the Corporation's current or former (a) Chief Executive Officer, (b) executive officers subject to Section 16 of the Securities Exchange Act of 1934 or (c) other executive officers who report directly to the Chief Executive Officer and (ii) any incentive compensation was paid to any of these individuals based upon achievement of certain financial results and in reliance upon the financial statements to be restated, then the Board of Directors of the Corporation may, in its sole discretion and upon making a determination that it would be in the best interest of the Corporation to do so, direct the Corporation to make reasonable efforts to seek reimbursement of any such incentive compensation paid within the past three years from the date of the restatement to the extent it exceeds the amounts that would have been earned under the restated financial statements. This policy shall apply in addition to any right of recoupment against the Chief Executive Officer and Chief Financial Officer pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 or other applicable law or regulation. The Compensation Committee expects that it will review and modify the policy as may be required to comply with NYSE listing standards based on SEC rules once finalized.

 Hedging and Pledging Restrictions

The Corporation's Insider Trading Policy prohibits pledging the Corporation's securities as collateral and entering into transactions to hedge the value of the Corporation's securities owned by individuals subject to the policy.

Employment Agreements and Change in Control Provisions

Employment Agreements

The Corporation enters into employment agreements with certain executives when it determines that an employment agreement is desirable for the Corporation to obtain a measure of assurance as to the executive's continued employment in light of prevailing market competition for the particular position held by the executive officer, or where the Compensation Committee determines that an employment agreement is necessary and appropriate to attract an executive in light of market conditions, the prior experience of the executive or practices at the Corporation with respect to other similarly situated employees.

Each of Ms. Stewart, and Messrs. Emrey and Archer is party to an employment agreement with the Corporation. As further described below, Mr. Archer received certain severance and post-termination benefits in accordance with the terms of his employment agreement upon his separation from the Corporation on March 3, 2014. Mr. Adel is a party to an employment offer letter with the Corporation, dated as of August 2, 2010. Mr. Jakubek is a party to an employment offer letter with the Corporation, effective as of March 31, 2008. The employment agreements call for initial employment terms of three years and provide for automatic successive one-year extensions unless the Corporation or the executive gives notice to the contrary more than 90 days prior to the expiration of the then current term of the agreement. The Corporation may terminate any of the agreements, at any time, with or without cause upon written notice to the executive. The employment agreements provide for base salaries, target annual cash incentive opportunities of 75% (110% for Ms. Stewart) of base salary and certain other perquisites and benefit programs. Under certain termination scenarios, the agreements may provide for severance payments, benefits continuation and vesting of outstanding equity-based awards. The employment agreements do not contain multi-year incentive guarantees or tax gross-ups. The employment agreements also contain confidentiality, trade secrets, discoveries and non-solicitation provisions. See "Potential Payments Upon Termination or Change in Control" in this proxy statement for additional information about severance arrangements, including projected severance payment amounts, pursuant to the employment agreements.

Amended and Restated Executive Severance and Change in Control Policy

Messrs. Adel and Jakubek participate in the Corporation's Amended and Restated Executive Severance and Change in Control Policy. This policy is intended to increase the retention of the senior leadership team and to provide severance benefits under specified circumstances to certain individuals who are in a position to contribute materially to the success of the Corporation. These arrangements also are intended to facilitate changes in the leadership team by setting terms for the termination of an executive officer in advance, thereby allowing a smooth transition of responsibilities when it is in the best interests of the Corporation. Under certain termination scenarios, the policy may provide for severance payments, benefits continuation and vesting of certain outstanding equity-based awards. The policy does not provide for tax gross-ups. See "Potential Payments Upon Termination or Change in Control" in this proxy statement for additional information about severance arrangements, including projected severance payment amounts, pursuant to the Amended and Restated Executive Severance and Change in Control Policy.

 Nonqualified Deferred Compensation Plan

Pursuant to the Deferred Compensation Plan, NEOs are eligible to defer their base salaries, annual cash incentives, and long-term incentive plan cash distributions. Deferrals are always 100% vested. This plan provides the NEOs with a long-term capital accumulation opportunity. The Deferred Compensation Plan provides a range of mutual funds as investment opportunities, and is designed to comply with Section 409A of the Code. See "Nonqualified Deferred Compensation" in this proxy statement for additional information regarding aggregate contributions made by each of the NEOs participating in the Deferred Compensation Plan during 2013, aggregate interest or other earnings accrued during 2013, the aggregate dollar amount of withdrawals and the 2013 fiscal year end balance.

Perquisites

The Corporation provides NEOs with limited perquisites as part of a competitive total compensation package. The Compensation Committee annually reviews the perquisites provided to the NEOs and approves those personal benefits or perquisites that it deems to be in the Corporation's best interests in order to induce executives to maintain employment with us. The Corporation does not provide tax gross-ups on any perquisites provided to executives other than certain customary expenses related to relocation.

Annual Physicals.    Each NEO is entitled and expected to have an annual physical provided at the Corporation's cost.

Automobile Allowances.    The Corporation pays each of the NEOs an automobile allowance and other automobile-related expense reimbursements.

Airline Clubs.    The Corporation will reimburse the CEO for the cost of up to three airline club memberships and each of the other NEOs for the cost of one airline club membership for their use when traveling for business.

Supplemental Life Insurance.    The Corporation provides supplemental life insurance for each of the NEOs in addition to paying for life insurance for all eligible employees. Ms. Stewart is provided total insurance of $1.4 million under the Corporation's group policy while the other NEOs are provided $900,000 in life insurance under the Corporation's group policy.

Supplemental Disability Insurance.    The Corporation provides for supplemental disability insurance for each of the NEOs in addition to paying for disability insurance for all eligible employees. The coverage for each NEO generally provides for a benefit equal to 60% of pre-disability earnings.

Tax Preparation Reimbursement.    The Corporation may provide tax preparation reimbursement for certain NEOs who are required to file tax returns in multiple states as a result of their employment with DineEquity. The benefit is taxable to the NEO and is intended to encourage the NEO to engage knowledgeable experts to assist with tax preparation.

Deductibility of Certain Executive Compensation

Under Section 162(m) of the Code, certain income tax deductions may be limited to the extent total compensation for certain executives exceeds $1 million in any one year, except for compensation payments that qualify as "performance-based." To qualify as "performance-based," compensation payments must be based solely upon the achievement of objective performance goals and made under a plan that is administered by the Compensation Committee. In addition, the material terms of the plan must be approved by the stockholders and the Compensation Committee must certify that the performance goals were achieved before payments can be made. Certain of the Corporation's compensation programs have been designed to conform with Section 162(m) of the Code and related regulations. While the Compensation Committee recognizes the desirability of preserving the deductibility of payments made to NEOs under Section 162(m) of the Code, the Compensation Committee believes that it must maintain flexibility in its approach to executive compensation in order to structure a program that is the most effective in attracting, motivating and retaining the Corporation's key executives and reserves the right to forego deductibility of compensation if determined to be in the best interests of the Corporation.

COMPENSATION TABLES

Summary Compensation Table

The following Summary Compensation Table and accompanying notes set forth information concerning compensation earned in the fiscal years ended December 31, 2013, 2012 and 2011, by the Corporation's NEOs.

2013 SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(#)(4)		All Other Compensation ($)		Total ($)
Julia A. Stewart	2013	961,539	—	1,056,011		1,088,031		2,608,025		59,816	(8)	5,773,422
Chairman and Chief Executive	2012	993,342	—	750,043		1,500,002		1,960,500		45,808		5,249,695
Officer and Interim President,	2011	951,708	—	833,323		2,182,358		1,368,555		56,458		5,392,402
IHOP Business Unit
Thomas W. Emrey	2013	457,487	—	272,279		280,503		664,692		33,082	(8)	1,708,043
Chief Financial Officer(5)	2012	462,576	—	181,253		362,513		447,926		18,603		1,472,871
	2011	139,708	125,000	387,000		749,535		136,418		3,500		1,541,161
Michael J. Archer	2013	553,863	—	198,047	(6)	204,006	(6)	627,845	(6)	31,637	(8)	1,615,398
Former President, Applebee's	2012	566,500	—	187,537		375,017		648,260		29,092		1,806,406
Business Unit(6)	2011	566,500	—	175,005		491,044		456,538		34,757		1,723,844
Bryan R. Adel	2013	383,013	—	165,015		170,023		454,117		35,918	(8)	1,208,086
Senior Vice President, Legal, General	2012	387,450	—	118,775		237,508		321,679		27,115		1,092,527
Counsel and Secretary	2011	375,000	—	150,005		392,835		261,608		79,075		1,258,523
John B. Jakubek	2013	345,544	—	173,255		178,519		417,345		25,231	(8)	1,139,894
Senior Vice President, Human	2012	348,285	—	118,775		237,508		326,847		26,862		1,058,277
Resources(7)	2011	—	—	—		—		—		—		—

(1)
The amounts in the "Salary" column for 2013 show a decrease from the prior year because the Corporation had one less pay period in 2013 than in 2012.

(2)
The amounts in the "Stock Awards" column include the aggregate grant date fair value related to stock awards granted in each of the years shown, computed in accordance with FASB ASC Topic 718. See Note 13 to Consolidated Financial Statements in the Corporation's annual report on Form 10-K for the year ended December 31, 2013 for information regarding assumptions underlying the valuation of equity awards granted in 2013.

(3)
The amounts in the "Option Awards" column include the aggregate grant date fair value related to option awards granted in each of the years shown, computed in accordance with FASB ASC Topic 718. See Note 13 to Consolidated Financial Statements in the Corporation's annual report on Form 10-K for the year ended December 31, 2013 for information regarding assumptions underlying the valuation of option awards granted in 2013.

(4)
The amounts in the "Non-Equity Incentive Plan Compensation" column for 2013 include (i) payouts under the 2013 Annual Incentive Plan and (ii) payouts under the cash LTIP for the fiscal 2011-2013 performance period. These payout amounts were based on the Corporation's attainment of certain pre-determined performance targets. For additional information on the amounts earned for 2013, see the section entitled "Performance- and Stock-Based Compensation" in the Compensation Discussion and Analysis section of this proxy statement.

Name	Annual Incentive Plan Award ($)	Cash LTIP Award ($)		Non-Equity Incentive Plan Compensation ($)
Julia A. Stewart	2,058,650	549,375		2,608,025
Thomas W. Emrey	563,399	101,293	(1)	664,692
Michael A. Archer	495,995	131,850		627,845
Bryan R. Adel	377,204	76,913		454,117
John B. Jakubek	340,432	76,913		417,345

(1)
The Cash LTIP award for Mr. Emrey was prorated based on the time employed during the performance period.

(5)
Mr. Emrey commenced employment as the CFO of the Corporation on September 12, 2011.

(6)
Effective March 3, 2014, Mr. Archer separated from the Corporation. In connection with his separation from the Corporation, Mr. Archer forfeited the cash LTIP and unvested equity LTI awards granted in 2013 with the exception of those equity LTI awards that were scheduled to vest within 12 months of his separation pursuant to the terms of his employment agreement.

(7)
Mr. Jakubek was not a named executive officer during 2011.

(8)
The amounts in "All Other Compensation" for 2013 include costs paid or reimbursed for the following:

Name	Auto Allowance and Expenses ($)	401(k) Plan Contributions ($)	Accrued Vacation Cash Payout ($)(1)	Life and Disability Insurance Premiums ($)	Annual Physical Exam ($)	Airline Club Membership ($)	Tax Preparation ($)	Total ($)
Julia A. Stewart	13,445	12,750	19,231	3,272	2,690	400	8,028	59,816
Thomas W. Emrey	17,153	12,750	—	3,179	—	—	—	33,082
Michael A. Archer	16,099	9,317	—	3,179	3,042	—	—	31,637
Bryan R. Adel	17,589	12,750	—	3,179	2,400	—	—	35,918
John B. Jakubek	14,165	7,887	—	3,179	—	—	—	25,231

(1)
Represents cash compensation received in lieu of using accrued vacation time.

Grants of Plan-Based Awards in 2013

The following table provides information with respect to the plan-based awards granted by the Compensation Committee to the NEOs in 2013. Plan based awards include annual incentive plan ("AIP") awards under the Corporation's Annual Incentive Plan, restricted stock awards ("RSA") and non-qualified stock option awards ("NQO") and cash LTIP awards under the Corporation's 2011 Stock Incentive Plan.

For additional information on the performance objectives and determination of threshold, target and maximum payouts for these awards, see the section entitled "Performance- and Stock-Based Compensation" in the Compensation Discussion and Analysis section of this proxy statement. For the actual amounts earned under the AIP awards, see the Summary Compensation Table in this proxy statement.

					All Other Stock Awards: Number of Shares or Stock Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Grant Date Fair Value of Stock and Options Awards ($)(4)
							Exercise or Base Price of Option Awards ($/Sh)
Name / Type of Award	Grant Date	Threshold ($)(1)	Target ($)	Maximum ($)
Julia A. Stewart
AIP	—	550,000	1,100,000	2,200,000	—	—	—	—
LTIP	—	528,000	1,056,000	2,112,000	—	—	—	—
RSA	02/26/2013	—	—	—	14,610	—	—	1,056,011
NQO	02/26/2013	—	—	—		30,224	72.28	1,088,031
Thomas W. Emrey
AIP	—	179,256	358,511	717,022	—	—	—	—
LTIP	—	136,125	272,250	544,500	—	—	—	—
RSA	02/26/2013	—	—	—	3,767	—	—	272,279
NQO	02/26/2013	—	—	—	—	7,792	72.28	280,503
Michael J. Archer(5)
AIP	—	216,687	433,373	866,746	—	—	—	—
LTIP	—	99,000	198,000	396,000	—	—	—	—
RSA	02/26/2013	—	—	—	2,740	—	—	198,047
NQO	02/26/2013	—	—	—	—	5,667	72.28	204,006
Bryan R. Adel
AIP	—	120,014	240,028	480,056	—	—	—	—
LTIP	—	82,500	165,000	330,000	—	—	—	—
RSA	02/26/2013	—	—	—	2,283	—	—	165,015
NQO	02/26/2013	—	—	—	—	4,723	72.28	170,023
John B. Jakubek
AIP	—	108,315	216,629	433,258	—	—	—	—
LTIP	—	86,625	173,250	346,500	—	—	—	—
RSA	02/26/2013	—	—	—	2,397	—	—	173,255
NQO	02/26/2013	—	—	—	—	4,959	72.28	178,519

(1)
For 2013, 50% of target annual cash incentives was payable if performance metric threshold amounts were achieved. Please see the section entitled "Performance- and Stock-Based Compensation" in the Compensation Discussion and Analysis section of this proxy statement for additional information regarding the AIP and cash LTIP.

(2)
RSAs reflected in this table cliff vest in full on the third anniversary of the date of grant.

(3)
NQOs reflected in this table vest and become exercisable as to one-third of the shares subject to the NQO on each of the first, second and third anniversaries of the date of grant.

(4)
The amounts in this column include the aggregate grant date fair value related to restricted stock and stock option awards granted computed in accordance with FASB ASC Topic 718. See Note 13 to Consolidated Financial Statements in the Corporation's annual report on Form 10-K for the year ended December 31, 2013 for information regarding assumptions underlying the valuation of equity awards.

(5)
Effective March 3, 2014, Mr. Archer separated from the Corporation. In connection with his separation from the Corporation, Mr. Archer forfeited the cash LTIP and unvested equity LTI awards granted in 2013 with the exception of those equity LTI awards that were scheduled to vest within 12 months of his separation pursuant to the terms of his employment agreement.

 Outstanding Equity Awards at 2013 Fiscal Year-End

The following table provides summary information regarding the outstanding equity awards for the Corporation's NEOs at December 31, 2013.

	Option Awards					Stock Awards
						Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
	Number of Securities Underlying Unexercised Options
				Option Exercise Price ($)	Option Expiration Date
Name	Exercisable (#)	Unexercisable (#)
Julia A. Stewart	168,000	—		40.00	02/26/2018	14,770	(2)	1,234,034
	102,319	—		29.32	03/01/2020	14,322	(3)	1,196,603
	39,388	19,693	(4)	56.42	03/01/2021	14,610	(5)	1,220,666
	14,716	29,430	(6)	52.37	02/28/2022	—		—
	—	30,224	(7)	72.28	02/26/2023	—		—
Thomas W. Emrey	20,000	10,000	(8)	38.70	09/12/2021	10,000	(9)	835,500
	3,557	7,112	(6)	52.37	02/28/2022	3,461	(10)	289,167
		7,792	(7)	72.28	02/26/2023	3,767	(5)	314,733
Michael J. Archer(11)	40,907	—		5.55	02/23/2019	3,059	(10)	255,579
	29,245	—		28.21	02/22/2020	3,581	(12)	299,193
	8,740	4,370	(13)	57.21	02/28/2021	2,740	(14)	228,927
	3,679	7,358	(15)	52.37	02/28/2022	—		—
	—	5,667	(16)	72.28	02/26/2023	—		—
Bryan R. Adel	20,000	—		30.67	08/13/2020	2,622	(10)	219,068
	6,992	3,496	(13)	57.21	02/28/2021	2,268	(3)	189,491
	2,330	4,660	(6)	52.37	02/28/2022	2,283	(5)	190,745
	—	4,723	(7)	72.28	02/26/2023
John B. Jakubek	15,000	—		47.90	03/31/2018	2,622	(10)	219,068
	18,500	—		5.55	02/23/2019	2,268	(3)	189,491
	16,838	—		28.21	02/22/2020	2,397	(5)	200,269
	6,992	3,496	(13)	57.21	02/28/2021	—		—
	2,330	4,660	(6)	52.37	02/28/2022	—		—
	—	4,959	(7)	72.28	02/26/2023	—		—

(1)
Per share value of stock awards is $83.55 based on the closing price of the Common Stock on the NYSE on December 31, 2013.

(2)
These restricted shares vested in full on March 1, 2014.

(3)
These restricted shares will vest in full on February 28, 2015.

(4)
These options became exercisable on March 1, 2014.

(5)
These restricted shares will vest in full on February 26, 2016.

(6)
These options became exercisable as to one-half on February 28, 2014 and will become exercisable as to one-half on February 28, 2015.

(7)
These options became exercisable as to one-third on February 26, 2014 and will become exercisable as to one-third on each of February 26, 2015 and 2016.

(8)
These options will become exercisable on September 12, 2014.

(9)
These restricted shares will vest in full on September 12, 2014.

(10)
These restricted shares vested in full on February 28, 2014.

(11)
Effective March 3, 2014, Mr. Archer separated from the Corporation. In connection with his separation from the Corporation, Mr. Archer forfeited all unvested equity awards with the exception of those equity awards that were scheduled to vest within 12 months of his separation pursuant to the terms of his employment agreement.

(12)
These restricted shares vested in full in connection with Mr. Archer's separation from the Corporation on March 3, 2014.

(13)
These options became exercisable on February 28, 2014.

(14)
These restricted shares were forfeited in connection with Mr. Archer's separation from the Corporation on March 3, 2014.

(15)
These options became exercisable as to one-half on February 28, 2014 and as to one-half in connection with Mr. Archer's separation from the Corporation on March 3, 2014.

(16)
These options because exercisable as to one-third on February 26, 2014 and as to one-third in connection with Mr. Archer's separation from the Corporation on March 3, 2014. The remaining options were forfeited in connection with Mr. Archer's separation from the Corporation.

Option Exercises and Stock Vested

The following table provides information on stock option exercises and vesting of stock awards by the NEOs during the fiscal year ended December 31, 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Julia A. Stewart	50,000	1,596,739	25,580	1,789,577	(4)
Thomas W. Emrey	—	—	—	—
Michael J. Archer	10,000	665,865	7,311	544,889	(5)
Bryan R. Adel	6,666	265,759	9,000	626,490	(6)
John B. Jakubek	11,500	777,695	4,210	313,771	(5)

(1)
Represents the difference between the market value of the stock on the exercise date and the exercise price times the number of non-qualified stock options exercised.

(2)
Represents the lapsing of restrictions on and the release of RSAs granted to the NEO.

(3)
Represents the product of the number of shares vested and the closing price of the Corporation's Common Stock on the NYSE on the vesting date.

(4)
Value realized is based on a closing price of $69.96 per share on the March 1, 2013 vesting date.

(5)
Value realized is based on a closing price of $74.53 per share on the February 22, 2013 vesting date.

(6)
Value realized is based on a closing price of $69.61 per share on the August 13, 2013 vesting date.

 Nonqualified Deferred Compensation

Pursuant to the Deferred Compensation Plan, certain highly compensated employees can elect to defer up to 80% of their base salary, 100% of annual cash incentive, and 100% of long-term incentive plan distributions instead of receiving these amounts as payments taxable in the year of receipt.

Under the Deferred Compensation Plan, participants may designate select investment options approved by the Compensation Committee administering the Deferred Compensation Plan in which the deferred compensation payments are deemed to be invested. These investment options are not publicly traded and are only available through variable insurance products. Participants have no ownership interest in the investment options they select, as the investment options are used principally to measure gains or losses. Amounts are credited or debited to participant's account balance in accordance with deferral elections made by the participant. There is no guaranteed investment return on any deferred payment amounts.

The unfunded, non-qualified plan structure of the Deferred Compensation Plan is required in order to preserve the beneficial tax deferral treatment for the participants. Amounts in a participant's deferral account represent unsecured claims against the Corporation's assets.

Deferred amounts together with any credited investment returns are paid out to participants in accordance with their advance written election either in a lump sum or annual installment payments commencing on the applicable benefit distribution date selected by the participant.

The following table provides information regarding aggregate contributions made by each of the NEOs participating in the Deferred Compensation Plan during 2013, aggregate interest or other earnings accrued during 2013, the aggregate dollar amount of withdrawals and the aggregate account balance at 2013 fiscal year end.

Name	Executive Contributions in FY 2013 ($)	Aggregate Earnings in FY 2013 ($)	Aggregate Withdrawals/ Distributions in FY 2013 ($)	Aggregate Balance at FYE 2013 ($)
Julia A. Stewart	—	78,832	—	325,863
Thomas W. Emrey	—	—	—	—
Michael J. Archer	—	—	—	—
Bryan R. Adel	—	—	—	—
John B. Jakubek	—	29,688	—	134,494

Employment Agreements

The employment agreements for Ms. Stewart and Messrs. Emrey and Archer and the employment offer letters and Amended and Restated Executive Severance and Change in Control Policy for Messrs. Adel and Jakubek provide for severance benefits in the event of termination by the Corporation without "cause," termination by the executive for "good reason" either prior to or following a "change in control," termination upon a change in control only, termination due to death and termination due to disability.

Employment Agreement with Julia A. Stewart

The employment agreement between Ms. Stewart and the Corporation provides that in the event of termination by the Corporation without "cause" or by Ms. Stewart for "good reason" prior to a "change in control," she will be entitled to the following benefits:

  •
  a lump sum payment equal to two times the sum of her annual base salary, plus the average of her actual bonus attributable to the prior three years;

  •
  continued insurance coverage for a maximum of 24 months;

  •
  reimbursement of reasonable business expenses incurred through the date of termination;

  •
  full vesting of any unvested time- or service-based stock options, stock appreciation rights ("SARs"), and any other equity-based awards as of the day immediately preceding the effective date of termination;

  •
  full vesting of any unvested equity-based awards that are subject to performance-based vesting conditions, based on actual performance during the applicable performance period through the date of termination; and

  •
  the right to exercise any vested stock options or SARs for up to 24 months.

In the event of termination by the Corporation without "cause" or by Ms. Stewart for "good reason" within 24 months following a "change in control," she will be entitled to the following benefits:

  •
  a lump sum payment equal to three times the sum of her annual base salary, plus the average of her actual bonus attributable to the prior three years;

  •
  a lump sum payment equal to her prorated bonus for the year of termination based on actual performance through the date of termination;

  •
  continued insurance coverage for a maximum of 36 months;

  •
  full vesting of any unvested stock options, SARs, and other equity-based awards;

  •
  full vesting of any unvested equity-based or long-term cash-based awards that are subject to any performance-based vesting conditions, based on actual performance; and

  •
  the right to exercise any vested stock options or SARs for up to 24 months.

Employment Agreement with Thomas W. Emrey

The employment agreement between Mr. Emrey and the Corporation provides that in the event of termination by the Corporation without "cause" or by Mr. Emrey for "good reason" prior to a "change in control," upon executing a release of claims in favor of the Corporation, Mr. Emrey will be entitled to the following benefits:

  •
  any accrued base salary through the date of termination;

  •
  a lump sum payment equal to the sum of his annual base salary, plus the average of his actual bonus attributable to the prior three years;

  •
  continued insurance coverage for a maximum of 12 months;

  •
  full vesting of any unvested time- or service-based stock options, SARs, and other equity-based awards that would have vested during the 12-month period following the date of his termination;

  •
  full vesting of the 10,000 shares of unvested restricted stock that were granted upon hire in the event of termination by the Corporation without cause or by Mr. Emrey for good reason on or prior to September 11, 2013;

  •
  pro rata vesting of any unvested equity-based or long-term cash-based awards subject to performance-based vesting conditions that would have vested at the end of the performance period, based on actual performance during such performance period;

  •
  the right to exercise any vested stock options or SARs for up to 24 months; and

  •
  up to $10,000 in outplacement assistance.

Mr. Emrey's employment agreement also provides that in the event of termination by the Corporation without "cause" or by Mr. Emrey for "good reason" within 24 months following a "change in control," upon executing a release of claims in favor of the Corporation, Mr. Emrey will be entitled to the following benefits:

  •
  a lump sum payment equal to two times the sum of his base salary, plus the average of his actual bonus attributable to the prior three years;

  •
  a lump sum payment equal to his prorated bonus for the year of termination based on actual performance through the date of termination;

  •
  continued insurance coverage for a maximum of 24 months;

  •
  full vesting of any unvested stock options, SARs, and other equity-based awards;

  •
  full vesting of any unvested equity-based or long-term cash-based awards subject to performance-based vesting conditions, based on actual performance; and

  •
  the right to exercise any vested stock options or SARs for up to 24 months.

Amended and Restated Executive Severance and Change in Control Policy with Bryan R. Adel and John B. Jakubek

Pursuant to the terms of employment offer letters for Messrs. Adel and Jakubek and in the Amended and Restated Executive Severance and Change in Control Policy, if the executive's employment is involuntarily terminated by the Corporation without "cause" prior to a "change in control," upon executing a release of claims in favor of the Corporation, the executive will be entitled to the following benefits:

  •
  an amount equal to 12 months' base salary, plus pro rata bonus; and

  •
  up to $5,000 in outplacement assistance.

The Amended and Restated Executive Severance and Change in Control Policy also provides that in the event the executive's employment is involuntarily terminated by the Corporation without "cause" within 24 months following a "change in control" or the executive's employment is voluntarily terminated for good reason within 24 months following a "change in control," upon executing a release of claims in favor of the Corporation, the executive will be entitled to the following benefits:

  •
  an amount equal to 24 months' base salary, plus the greater of the target bonus for the year in which the termination takes place or the average of the executive's actual bonus attributable to the prior three years;

  •
  full vesting of any unvested stock options, restricted stock, other unvested equity awards or grants, and unvested long-term cash-based awards subject to performance-based vesting conditions, based on actual performance;

  •
  up to $5,000 in outplacement assistance; and

  •
  continued insurance coverage for a maximum of 24 months.

The employment agreements for Ms. Stewart and Messrs. Emrey and Archer, as well as the Amended and Restated Executive Severance and Change in Control Policy for Messrs. Adel and Jakubek, also provide that if any payment or benefit received by the executive would not be deductible by reason of Section 280G of the Code, then the payment or benefits will be reduced until no portion of such payment or benefits is not deductible by reason of Section 280G of the Code, provided, that no such reduction will be made unless the net after-tax benefit received by the executive after such reduction would exceed the net after-tax benefit received by the executive if no such reduction was made.

Mr. Archer's Separation Benefits

Pursuant to the terms of Mr. Archer's employment agreement with the Corporation, he became entitled to certain severance benefits under his employment agreement with the Corporation when he separated from the Corporation on March 3, 2014. Mr. Archer received $1,059,581 in severance-related payments consisting of one lump sum amount equal to the sum of his then current base salary plus one additional month of his then current base salary plus the average of his actual bonus attributable to each of the preceding three fiscal years. Mr. Archer was also entitled to receive the reimbursement of properly documented reasonable business expenses incurred through the date of termination and the payment by the Corporation of his insurance premiums for coverage substantially similar to that provided under the Corporation's insurance plans for up to a 12-month period. Mr. Archer also became entitled to (i) full vesting of any unvested stock options, stock appreciation rights, and any other equity-based awards subject to service- or time- vesting conditions that would have vested during the 12-month period following his termination; and (ii) the right to exercise any vested stock options for up to 24 months. As a result, upon his separation from the Corporation, Mr. Archer received $299,909 in value from the accelerated vesting of restricted stock and $137,114 in value from the accelerated vesting of in-the-money stock options.

Potential Payments Upon Termination or Change in Control

The information below describes and estimates certain compensation that would become payable under existing plans and arrangements assuming the NEO's employment had terminated or a change in control had occurred on December 31, 2013, based on the Corporation's closing stock price on December 31, 2013. These benefits are in addition to benefits available generally to salaried employees.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and the Corporation's stock price. There can be no assurance that a termination or change in control would produce the same or similar results as those described if occurring on another date or another price, or if any assumption used to prepare this information is not correct in fact. Please see "Employment Agreements and Change in Control Provisions" in the Compensation Discussion and Analysis section of this proxy statement for additional information.

The following table presents payments for involuntary termination by the Corporation for reasons other than cause or voluntary termination by the participant for good reason prior to a change in control.

Payments	Stewart	Emrey	Adel	Jakubek
Cash Severance	$4,053,370	$704,903	$400,047	$361,048
Pro-Rata Bonus Payment	—	—	377,204	340,432
Time-Vested NQO Spread Value	1,792,528	588,658	—	—
Time-Vested RSA/RSU Value	3,651,302	835,500	—	—
Cash LTIP Value	—	284,197	—	—
Welfare Benefit Value	31,704	15,660	—	—
Outplacement	—	10,000	5,000	5,000
Aggregate Payments	$9,528,905	$2,438,917	$782,251	$706,480

The following table presents payments for involuntary termination by the Corporation for reasons other than cause or, in the case of Ms. Stewart and Mr. Emrey, voluntary termination by the participant for good reason following a change in control.

Payments	Stewart	Emrey	Adel	Jakubek
Cash Severance	$6,080,055	$1,409,805	$1,040,122	$938,725
Pro-Rata Bonus Payment	2,058,650	563,399	377,204	340,432
Time-Vested NQO Spread Value Due to CIC	1,792,528	758,078	290,612	293,271
Time-Vested RSA/RSU Value Due to CIC	3,651,302	1,439,399	599,304	608,829
Cash LTIP Value Due to CIC	1,684,600	375,625	256,652	256,652
Welfare Benefit Value	47,556	31,320	26,304	18,912
Outplacement	—	10,000	5,000	5,000
Severance Reduction (Due to Alternative Cap)	—	(244,287)	—	—
Aggregate Payments	$15,314,692	$4,343,339	$2,595,198	$2,461,821

The following table presents payments upon a change in control only and no termination of employment.

Payments	Stewart	Emrey	Adel	Jakubek
Time-Vested NQO Spread Value Due to CIC	$1,792,528	$758,078	$290,612	$293,271
Time-Vested RSA/RSU Value Due to CIC	3,651,302	1,439,399	599,304	608,829
Cash LTIP Value Due to CIC	1,684,600	375,625	256,652	256,652
Aggregate Payments	$7,128,431	$2,573,102	$1,146,568	$1,158,752

The following table presents payments upon termination of employment due to disability.

Payments	Stewart	Emrey	Adel	Jakubek
Time-Vested NQO Spread Value Due to Disability	$1,258,230	$309,578	$198,527	$201,187
Time-Vested RSA/RSU Value Due to Disability	2,417,269	603,899	380,236	389,761
Cash LTIP Value	1,306,275	284,197	196,750	196,750
Aggregate Payments	$4,981,774	$1,197,673	$775,513	$787,698

The following table presents payments upon termination of employment due to death.

Payments	Stewart	Emrey	Adel	Jakubek
Time-Vested NQO Spread Value Due to Death	$1,792,528	$758,078	$290,612	$293,271
Time-Vested RSA/RSU Value Due to Death	3,651,302	1,439,399	599,304	608,829
Cash LTIP Value	1,306,275	284,197	196,750	196,750
Aggregate Payments	$6,750,106	$2,481,673	$1,086,666	$1,098,851

 Securities Authorized for Issuance Under Equity Compensation Plans

During 2013, the Corporation issued equity securities pursuant to the 2011 Stock Incentive Plan.

Equity Compensation Plan Information

The following table provides information as of December 31, 2013 about Common Stock that may be issued under the Corporation's existing equity compensation plans.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
Equity Compensation Plans approved by security holders	775,059	42.09	1,192,180
Equity Compensation Plans not approved by security holders	—	—	—

Total	775,059	42.09	1,192,180

The number of securities remaining available for future issuance represents shares under the 2011 Stock Incentive Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of December 31, 2013, the members of the Compensation Committee of the Board of Directors were Patrick W. Rose (Chairman), Daniel J. Brestle, Stephen P. Joyce and Caroline W. Nahas. None of the Corporation's executive officers or directors served on the board of directors of any entities whose directors or officers served on the Compensation Committee of the Board of Directors. No current or past executive officers of the Corporation serve on the Compensation Committee.

EXECUTIVE OFFICERS OF THE CORPORATION

General.    The following table sets forth certain information with respect to each person who is currently an executive officer of the Corporation:

Name	Age	Position and Offices with the Corporation
Julia A. Stewart	58	Chairman of the Board and Chief Executive Officer and Interim President, IHOP Business Unit
Thomas W. Emrey	51	Chief Financial Officer
Bryan R. Adel	51	Senior Vice President, Legal, General Counsel and Secretary
John B. Jakubek	61	Senior Vice President, Human Resources
Greggory H. Kalvin	54	Senior Vice President, Corporate Controller
Steven R. Layt	42	President, Applebee's Business Unit
Daniel del Olmo	39	Senior Vice President, International

Executive officers of the Corporation are appointed by, and serve at the discretion of, the Board of Directors.

Biographical information for Ms. Stewart is provided in the section entitled "Proposal One: Election of Three Class II Directors." Certain biographical information for the other executive officers is set forth below.

Mr. Emrey was appointed to the position of Chief Financial Officer of DineEquity, Inc., effective September 12, 2011. Until September 2011, Mr. Emrey served as executive vice president and chief operating officer of Universal Studios Home Entertainment (USHE), a home video distributor and subsidiary of NBCUniversal. Mr. Emrey joined USHE as chief financial officer in 2003, where he was responsible for the division's day-to-day financial operations and the business' supply chain functions. Previously, Mr. Emrey held a number of senior finance positions at Nestlé USA, including vice president of finance of its Pet Care division.

Mr. Adel was appointed to the position of Senior Vice President, Legal, General Counsel and Secretary in August 2010. Mr. Adel served as senior vice president, general counsel and corporate secretary for Viant Holdings, Inc., a provider of healthcare payment solutions, from July 2007 until March 2010. Mr. Adel also spent over ten years at McDonald's Corporation in various legal and business roles. Mr. Adel previously served for two years on the board of directors of Chipotle Mexican Grill, Inc.

Mr. Jakubek was named Senior Vice President, Human Resources of the Corporation in March 2008. Prior to joining the Corporation, he served as senior vice president of human resources for Oakwood Worldwide, Inc. from November 2006 to March 2008. Mr. Jakubek held the position of vice president human resources for several divisions of ConAgra Foods, Inc. from February 2001 to July 2006.

Mr. Kalvin was named Senior Vice President, Corporate Controller of the Corporation in November 2009. From July 2007 until November 2009, Mr. Kalvin served as Vice President, Corporate Controller of the Corporation, and from September 2008 to February 2009, he served as Acting Chief Financial Officer of the Corporation. Previously, Mr. Kalvin served as chief accounting officer of j2 Global Communications, Inc. from 2003 to 2007.

Mr. Layt was named President, Applebee's Business Unit in February 2014. He previously held the position of Senior Vice President, Operations from January 2012 to February 2014. Prior to joining the Corporation, Mr. Layt served as Chief Operating Officer and Executive Vice President of Buffets, Inc. from January 2008 to January 2012. He previously held senior management positions at other companies in the restaurant industry, including YUM! Brands, Inc. and Tricon Global Restaurants, Inc.

Mr. del Olmo was appointed to the position of Senior Vice President, International in December 2013. He previously served as senior vice president and managing director at Wyndham Hotel Group for Wyndham Worldwide from May 2011 until December 2013 and brand senior vice president, TRYP by Wyndham from April 2010 until December 2013. Mr. del Olmo also served in various senior management positions while at Wyndham including senior vice president, chief performance officer, vice president, global strategy and innovation, and vice president, international marketing and strategy from December 2002 to April 2010. Prior to joining Wyndham, Mr. del Olmo served in various international marketing positions at Amadeus Global Travel Distribution and Melia Hotels International.

Employment Agreements.    The information in the section of this proxy statement entitled "Executive Compensation" under "Compensation Discussion and Analysis—Employment Agreements and Change in Control Provisions" and "Potential Payments Upon Termination or Change in Control" is incorporated herein by reference.

AUDIT-RELATED MATTERS

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Board of Directors has determined that:

  •
  each Audit and Finance Committee member is "independent" under the corporate governance listing standards of the NYSE and is "financially literate," as defined by the NYSE;

  •
  the Audit and Finance Committee satisfies the "financial management expertise" standard, as required by the NYSE; and

  •
  Mr. Dahl is an "audit committee financial expert," as defined by the SEC.

Management is responsible for the preparation of financial statements and the financial reporting process, including the system of internal controls over financial reporting. Ernst & Young LLP ("Ernst & Young"), the Corporation's independent auditor, is responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit and Finance Committee is responsible for assisting the Board of Directors in monitoring:

  •
  the integrity of the Corporation's financial statements;

  •
  the Corporation's compliance with legal and regulatory requirements;

  •
  the Corporation's independent auditor's qualifications and independence; and

  •
  the performance of the Corporation's independent auditor and the Corporation's internal audit function.

It is the Audit and Finance Committee's policy to review and approve in advance all proposed audit and non-audit services to be provided by the Corporation's independent auditor.

During 2013, the Audit and Finance Committee met ten times and held separate discussions with management, the Corporation's internal auditors and Ernst & Young. The Audit and Finance Committee reviewed and discussed the Corporation's interim financial information contained in each quarterly earnings announcement with the Corporation's Chief Executive Officer, Chief Financial Officer, General Counsel, Corporate Controller and Ernst & Young prior to public release. The Audit and Finance Committee reviewed the Corporation's quarterly financial statements with management and Ernst & Young.

Management has represented to the Audit and Finance Committee that the Corporation's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit and Finance Committee reviewed and discussed with management and Ernst & Young the Corporation's fiscal year ending December 31, 2013 annual consolidated financial statements. The Audit and Finance Committee has also discussed the following with Ernst & Young:

  •
  the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), which include, among other items, matters related to the conduct of the audit of the Corporation's annual consolidated financial statements;

  •
  the critical accounting policies and practices used in the preparation of the Corporation's annual consolidated financial statements, alternative treatments of financial information within generally accepted accounting principles that Ernst & Young discussed with management, the ramifications of using such alternative treatments, and the treatment preferred by Ernst & Young; and

  •
  other written communications between Ernst & Young and management.

In addition, the Audit and Finance Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young's communications concerning independence, and has discussed with Ernst & Young the firm's independence from the Corporation and management, including all relationships between Ernst & Young and the Corporation.

The Audit and Finance Committee has considered whether the provision of non-audit services by Ernst & Young in the fiscal year ending December 31, 2013 is compatible with maintaining the auditors' independence and determined that the provision of non-audit services by Ernst & Young is not incompatible with maintaining the auditors' independence. The Audit and Finance Committee discussed with the Corporation's internal auditors, Ernst & Young and management the overall scope and plans for their respective audits. The Audit and Finance Committee met with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their respective audits, the evaluations of the Corporation's internal controls over financial reporting, and the overall quality of the Corporation's financial reporting. The Audit and Finance Committee also discussed with Ernst & Young whether there were any audit problems or difficulties, and management's response. In addition, the Audit and Finance Committee monitored the Corporation's compliance activities relating to the Sarbanes-Oxley Act of 2002.

Based on the reviews and discussions described above, the Audit and Finance Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ending December 31, 2013, for filing with the SEC.

The Audit and Finance Committee also selected Ernst & Young LLP as the Corporation's independent auditor for the fiscal year ending December 31, 2014. The Board of Directors is recommending that stockholders ratify this selection at the Annual Meeting.

THIS REPORT IS SUBMITTED BY THE
AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

Richard J. Dahl (Chairman)
Howard M. Berk
Michael S. Gordon
Larry A. Kay
Douglas M. Pasquale

Independent Auditor Fees

The following table sets forth information concerning the fees billed to the Corporation by Ernst & Young LLP for the fiscal years ended December 31, 2013 and 2012. All of the fees shown in the table were approved by the Audit and Finance Committee in conformity with its pre-approval process.

Type of Fee	2013	2012
Audit	$1,076,299	$1,151,960
Audit-Related	21,656	77,011
Tax	173,800	229,290
All Other	40,426	57,659

Total	$1,312,181	$1,515,920

Audit Fees comprise fees for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the audit of the Corporation's annual financial statements (including services incurred in rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and review of quarterly financial statements. Audit fees also include fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, attest services, consents, and review of documents filed with the SEC.

Audit-Related Fees comprise fees for services that are reasonably related to the performance of the audit or review of the Corporation's financial statements, including the support of business acquisition and divestiture activities, independent assessment of controls related to outsourcing services, and review of retirement and other benefit-related programs.

Tax Fees comprise fees for tax compliance, tax planning, and tax advice, including the provision of such services in connection with business acquisition and divestiture activities.

All Other Fees consists of fees relating to other non-audit and non-tax services.

Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor

The Audit and Finance Committee reviews and, as appropriate, approves in advance the independent auditor's annual engagement letter, including the proposed fees contained therein. The Audit and Finance Committee also reviews all audit and permitted non-audit engagements and relationships between the Corporation and its independent auditor, and approves in advance all of the fees related thereto. These services may include audit services, audit-related services, tax services, and other specifically designated non-audit services.

MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING

PROPOSAL ONE: ELECTION OF THREE CLASS II DIRECTORS

Based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has designated the three nominees listed below for election as Class II directors of the Corporation to serve for a term of three years that will expire at the Corporation's 2017 annual meeting of stockholders. The Board of Directors has also designated Ms. Julia A. Stewart to continue to serve as the Chairman of the Board of Directors.

No stockholder recommended any candidates to stand for election to the Board of Directors at the Annual Meeting. Your proxy will be voted as specified thereon or, if no instructions are given, for the Board of Directors nominees; however, the persons designated to vote proxies reserve full discretion to vote the shares represented by the proxies for the election of the remaining nominees and any substitute nominee or nominees designated by the Board of Directors in the event the nominee who would otherwise receive the votes is unavailable or unable to serve as a candidate for election as a director. The Board of Directors has no reason to believe that any of the nominees will be unavailable or unable to serve if elected.

The Board of Directors believes that each of the director nominees and continuing directors is well qualified to serve on the Board of Directors, and each of the nominees brings his or her particular business, industry and financial experience and expertise to the Board of Directors. The Board of Directors believes that the backgrounds and qualifications of all of the directors, considered as a group, provide a complementary blend of experience, knowledge and abilities.

Director Nominees

The following paragraphs give the name and age of each director nominee, as well as each nominee's business experience over the last five years or more. Immediately following the description of each nominee's business experience is a description of the particular experience, skills and qualifications that were instrumental in the Nominating and Corporate Governance Committee's determination that the nominee should serve as a director of the Corporation.

Class II Directors—Terms to Expire in 2017

Larry A. Kay (age 67).    Mr. Kay has served on the Corporation's Board of Directors since 1987, before the Corporation went public. Mr. Kay served as the Lead Director of the Board of Directors of the Corporation from May 2006 through December 2009. He served as Chairman of the Board of Directors of the Corporation from January 2003 until May 2006. From 1978 through 1993, Mr. Kay was employed by the Corporation in a variety of capacities, including general counsel and executive vice president—administration, from 1987 through 1993. Mr. Kay has served as chief executive officer and managing member of BSG Technologies, LLC, a sound technology licensing company, since 2008. Mr. Kay was a private consultant and investor from 1994 until 2008. He serves as a director of Design Center Solutions, Inc. dba Bridgeway Media Group and is an honorary member of the board of directors of the New Century Chamber Orchestra. Mr. Kay's qualifications to sit on the Corporation's Board of Directors include his prior experience as the Corporation's Chairman and Lead Director, his experience as a consultant and private investor, his prior experience in senior management of the Corporation and his service on the boards of directors of private companies and non-profit organizations.

Douglas M. Pasquale (age 59).    Mr. Pasquale has served on the Corporation's Board of Directors since March 2013. Mr. Pasquale served as senior advisor to the chairman and chief executive officer of Ventas, Inc., a publicly-traded real estate investment trust, from July 2011 to December 2011 upon its acquisition of Nationwide Health Properties, Inc., a real estate investment trust that invested in medical office buildings, senior housing and long-term care facilities. Mr. Pasquale was also appointed to the board of directors of Ventas in July 2011 and continues to serve on that board. Prior to the acquisition of Nationwide Health Properties by Ventas, Mr. Pasquale served as chairman of the board of directors of Nationwide Health Properties, Inc. from May 2009 to July 2011, as president and chief executive officer of Nationwide Health Properties from April 2004 to July 2011, and as executive vice president and chief operating officer of Nationwide Health Properties from November 2003 to April 2004. He also was a director of Nationwide Health Properties from November 2003 to July 2011. Mr. Pasquale serves as a member of the boards of directors of Ventas, Inc., Alexander and Baldwin, Inc., Terreno Realty Corporation and Sunstone Hotel Investors, Inc. Mr. Pasquale's qualifications to sit on the Corporation's Board of Directors include his prior experience in senior executive positions at public and private companies, his experience in management, accounting and strategic planning, and his service on the boards of directors of public and private companies.

Julia A. Stewart (age 58).    Ms. Stewart serves as Chairman and Chief Executive Officer of DineEquity, Inc. and Interim President, IHOP Business Unit. She has served on the Corporation's Board of Directors since December 2001 and became Chairman in May 2006. She has served as the Corporation's Chief Executive Officer and President since May 2002 and had served as the Corporation's President and Chief Operating Officer from December 2001 until May 2002. Ms. Stewart served as President, Domestic Division, of Applebee's International, Inc. from October 1998 to August 2001. Ms. Stewart has served on the board of directors of Avery Dennison Corporation since January 2003. She is a chairman of the board of the Children's Bureau of Southern California, a non-profit organization. Ms. Stewart's qualifications to sit on the Corporation's Board of Directors include her experience as the Corporation's Chairman and Chief Executive Officer, her extensive experience in the restaurant industry and her experience on the boards of directors of public companies and non-profit organizations.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE DIRECTOR NOMINEES.

Continuing Directors

Class I Directors—Terms to Expire in 2016

Howard M. Berk (age 49).    Mr. Berk has served on the Corporation's Board of Directors since February 2009. Since 2002, Mr. Berk has been a partner at MSD Capital, L.P., a private investment firm. From 1998 to 2002, Mr. Berk was managing director of TG Capital Corp., an investment group that manages the capital of a single family and acquires and invests in both public and private companies. From 1995 to 1998, Mr. Berk was with The Stenbeck Group, acquiring and managing businesses in multiple countries. Prior to that, he was with Goldman, Sachs & Co., where he worked in the principal investment area, as well as the mergers and acquisitions department. Mr. Berk's qualifications to sit on the Corporation's Board of Directors include his experience in dealing with public company boards of directors from a public investor perspective and his experience in finance and managing and investing private capital.

Daniel J. Brestle (age 68).    Mr. Brestle has served on the Corporation's Board of Directors since July 2009. Mr. Brestle most recently served as vice chairman and president of Estee Lauder Companies Inc. North America, a manufacturer and marketer of cosmetics products. Mr. Brestle held this position until he retired in June 2009 after spending more than 30 years in leadership positions within the Lauder organization and its family of brands. During his tenure, he held numerous positions including chief operating officer and group president of Lauder's high growth specialty brands. Prior to these positions, he was president of the Estee Lauder, Clinique and Prescriptives brands. Prior to Estee Lauder, Mr. Brestle held various positions of increasing responsibility in distribution, manufacturing and operations at Johnson & Johnson and served in the United States Air Force. Mr. Brestle served on the board of directors of Abercrombie & Fitch from 2005 to 2007. Mr. Brestle's qualifications to sit on the Corporation's Board of Directors include his experience in senior management at a multi-national consumer products public company, including experience in operations, manufacturing, marketing and brand-building, and his experience on the boards of directors of public companies.

Caroline W. Nahas (age 65).    Ms. Nahas has served on the Corporation's Board of Directors since 1992. She has held the position of managing director, Southern California or similar positions, of Korn/Ferry International, an executive recruiting firm, since May 1998. She served as a member of the executive committee of Korn/Ferry International from December 1995 until August 1998. Ms. Nahas is the outgoing chairman of the board of directors and currently serves on the executive committee of the United Way of Greater Los Angeles. Ms. Nahas is also an executive committee member of the UCLA Anderson School of Management-Board of Visitors. She previously served as a director of the Los Angeles Chamber of Commerce and Town Hall Los Angeles. Ms. Nahas' qualifications to sit on the Corporation's Board of Directors include her experience in a senior executive position with a professional services firm, her expertise in executive recruiting, human resources and compensation matters, and her experience on for-profit and not-for-profit boards of directors.

Gilbert T. Ray (age 69).    Mr. Ray has served on the Corporation's Board of Directors since 2004. He retired as a partner in the law firm of O'Melveny & Myers LLP in 2000. Mr. Ray practiced corporate law and has extensive experience with conventional corporate and tax exempt transactions, as well as international finance. Mr. Ray currently is a member of the board of directors of Advance Auto Parts, Inc., DiamondRock Hospitality Company, Seasons Series Fund and SunAmerica Series Trust, Towers Watson & Company and The John Randolph Haynes and Dora Haynes Foundation. Mr. Ray's qualifications to sit on the Corporation's Board of Directors include his experience as a corporate lawyer and counselor and experience in compensation and corporate governance issues as a result of his service on the boards of directors of public and private companies and non-profit organizations.

Class III Directors—Terms to Expire in 2015

Richard J. Dahl (age 62).    Mr. Dahl currently serves as the Corporation's Lead Director, a position he has held since January 2010. He has served on the Corporation's Board of Directors since February 2004. Since August 2010, Mr. Dahl has served as the chairman of the board of directors and as the president and chief executive officer of the James Campbell Company LLC, a nationally diversified real estate company. He has served as chairman of the board of directors of International Rectifier Corporation since May 2008. Previously, Mr. Dahl served on the board of directors and as president and chief operating officer of Dole Food Company, Inc. from July 2004 through July 2007. He is a member of the boards of directors of International Rectifier Corporation, and IDACORP, Inc. and its principal subsidiary, Idaho Power Company. Mr. Dahl's qualifications to sit on the Corporation's Board of Directors include his experience in senior management of public and private companies, including service as chairman, president, chief executive officer, chief operating officer and chief financial officer, his experience on the boards of directors of public companies, including service as chairman of the audit committees of two public companies, including DineEquity, Inc., and his experience as a certified public accountant.

Stephen P. Joyce (age 54).    Mr. Joyce has served on the Corporation's Board of Directors since February 2012. He has served as president and chief executive officer of Choice Hotels International, Inc., a publicly-traded lodging franchisor, since June 2008, where he has also been a director since 2008. From 1982 to 2008, Mr. Joyce was with Marriott International, Inc., where he attained the role of executive vice president, global development/owner and franchise services, in addition to holding other leadership positions. Mr. Joyce's qualifications to sit on the Corporation's Board of Directors include his experience in senior management of public companies, including service as president, chief executive officer and chief operating officer, and his experience on the boards of directors of private companies and not-for-profit organizations.

Patrick W. Rose (age 71).    Mr. Rose has served on the Corporation's Board of Directors since 1992. He is a private investor. Mr. Rose served as chairman of the board of directors, president and chief executive officer of Bumble Bee Seafoods, Inc. from June 1985 to August 1988. He served as chairman of the board of directors, president and chief executive officer of Van Camp Seafood, Inc., from March 1992 to August 1997. He served on the board of directors of Birds Eye Foods, Inc. from 2003 until December 2009 and has served as United States commissioner to the Inter-American Tropical Tuna Commission since 2003. Mr. Rose also served as chairman of the board of directors of Chart House Enterprises, Inc. from 1996 to 1997. Mr. Rose's qualifications to sit on the Corporation's Board of Directors include his experience in senior management of private companies, including service as chairman, chief executive officer, president and chief operating officer, his experience in marketing and his experience on the boards of directors of public companies.

PROPOSAL TWO: RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE CORPORATION'S INDEPENDENT AUDITOR FOR THE 2014 FISCAL YEAR

Ernst & Young LLP served as the Corporation's independent auditor for the fiscal year ended December 31, 2013 and the Audit and Finance Committee has unanimously selected Ernst & Young LLP to serve as the Corporation's independent auditor for the fiscal year ending December 31, 2014. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Unless otherwise indicated thereon, the persons named in the Proxy will vote all proxies in favor of ratifying the selection of Ernst & Young LLP as the Corporation's independent auditors. If stockholders do not approve this proposal, the Audit and Finance Committee will reconsider the selection of Ernst & Young LLP as the Corporation's independent auditor.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE CORPORATION'S INDEPENDENT AUDITOR FOR THE 2014 FISCAL YEAR.

PROPOSAL THREE: APPROVAL, ON AN ADVISORY BASIS, OF
THE COMPENSATION OF THE CORPORATION'S NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, the Board of Directors provides stockholders with the opportunity to cast an advisory vote on the Corporation's executive compensation. Pursuant to an advisory vote at our 2011 annual meeting, our stockholders elected to hold such "say-on-pay" votes on an annual basis until the next vote regarding the frequency of future say-on-pay votes.

The core of the Corporation's executive compensation policies and practices continues to be to pay for performance. Our executive officers are compensated in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. The Board of Directors believes the Corporation's compensation programs and policies are strongly aligned with the long-term interests of the stockholders of the Corporation.

Stockholders are urged to read the "Compensation Discussion and Analysis" section of this proxy statement for additional details on executive compensation, including the Corporation's compensation philosophy and objectives and the 2013 compensation of the Corporation's named executive officers.

The Board of Directors asks that stockholders indicate their support for the compensation of the Corporation's named executive officers and the Corporation's compensation philosophy as described in this proxy statement by approving the following resolution:

  "RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the Corporation's Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table, other compensation tables, narrative discussion and related disclosure."

Although this say-on-pay vote is advisory and therefore non-binding on the Corporation, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE CORPORATION'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSALS OF STOCKHOLDERS

No proposals of stockholders were received by the Corporation to be presented at the Annual Meeting. The Board of Directors will make provision for presentation of proposals of stockholders at the 2015 annual meeting of stockholders provided such proposals are submitted by eligible stockholders who have complied with the Bylaws of the Corporation and/or the relevant regulations of the Securities and Exchange Commission. In order for any such proposals to be considered for inclusion in the proxy materials for the 2015 annual meeting of stockholders, the proposal should be mailed to Secretary, DineEquity, Inc., 450 North Brand Boulevard, Glendale, California 91203, and must be received no later than December 18, 2014.

Stockholders who intend to present a proposal at the 2015 annual meeting of stockholders without inclusion of such proposal in the Corporation's proxy materials are required to provide notice of such proposal to the Corporation no earlier than February 27, 2015 and no later than March 29, 2015. The Corporation reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER BUSINESS

The management of the Corporation is not aware of any other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of Proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

By Order of the Board of Directors,

Bryan R. Adel
Senior Vice President, Legal, General Counsel and Secretary

April 17, 2014
Glendale, California

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X DINEEQUITY, INC. 01TQ1A 1 U P X + Annual Meeting Proxy Card . + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3. For Against Abstain 2. To ratify the appointment of Ernst & Young LLP as the Corporation’s independent auditor for the fiscal year ending December 31, 2014. For Against Abstain 3. To approve, on an advisory basis, the compensation of the Corporation's named executive officers. 1. Election of Directors: Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. 1. Larry A. Kay 2. Douglas M. Pasquale 3. Julia A. Stewart Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. IMPORTANT ANNUAL MEETING INFORMATION 1234 5678 9012 345 MMMMMMMMM MMMMMMM MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 MMMMMMMMMMMMMMM C 1234567890 J N T 1 9 5 1 3 5 1 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK Admission Ticket qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on May 27, 2014. Vote by Internet • Go to www.envisionreports.com/DIN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Notice of 2014 Annual Meeting of Stockholders Proxy Solicited by the Board of Directors for the Annual Meeting — May 28, 2014 Julia A. Stewart and Bryan R. Adel, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of DineEquity, Inc. to be held on May 28, 2014 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all of the nominees listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted on appear on reverse side.) Proxy — DineEquity, Inc. 2014 Annual Meeting Admission Ticket 2014 Annual Meeting of Stockholders DineEquity, Inc. Wednesday, May 28, 2014 at 11:00 AM Local Time DineEquity, Inc. 8140 Ward Parkway Kansas City, Missouri 64114 Upon arrival, please present this admission ticket and photo identification at the registration desk. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q